Exhibit 4.1

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CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT (the “Agreement”) is made as of the 20th day of July, 2009 (United States Eastern Standard Time) by and between Prima BioMed Limited (ACN 009 237 889), a public limited liability organized under the laws of the State of Victoria, Australia, with registered offices located at Suite 1, 1233 High Street, Armadale, Victoria 3143, Australia (the “Company”), and SpringTree Global Opportunities Fund, LP, a Delaware limited partnership, with offices located at 55 Fifth Avenue, 18th Floor, New York, NY 10003, USA (the “Investor”).

Recitals

The Investor wishes to lend to the Company, and the Company wishes to borrow from the Investor, upon the terms and subject to the conditions stated in this Agreement, in tranches determined hereunder, an aggregate principal amount of up to AU$25,500,000, convertible into ordinary shares of the Company (the “Shares”).

NOW, THEREFORE, in consideration of the foregoing facts and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto (each, a “Party” and, collectively, the “Parties”) hereby agree as follows:

1.	Definitions. In addition to those terms defined in the Recitals above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any person (the “First Person”): (a) any other person who, directly or indirectly, Controls, is under common control with, or is controlled by, such First Person; (b) any other person who is a director, officer, employee, manager, direct or indirect member, shareholder or interest holder, partner, or trustee of the First Person or a person described in clause (a) of this definition, or any spouse of the First Person or of a person described in clause (a) of this definition; (c) any relative of the First Person or any other person described in clause (b) of this definition; or (d) any person of which the First Person and/or any one or more of the persons specified in any of clauses (a), (b) or (c) of this definition, individually or in the aggregate, beneficially own 10% or more of any class of voting securities.

“Appendix 3B” shall have the meaning given in the Listing Rules.

“ASIC” shall mean the Australian Securities and Investments Commission.

“ASTC Settlement Rules” shall mean the settlement rules of the ASX Settlement and Transfer Corporation Pty Ltd.

“ASX” shall mean ASX Limited and the market operated by it, the Australian Securities Exchange, as applicable.

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“Australian Governmental Authority” shall mean any Australian federal, state, territorial or local governmental, legislative, regulatory or administrative authority, agency or commission, or any Australian court, tribunal or judicial or arbitral body.

“Australian Law” shall mean each of the following: each Listing Rule or regulation of ASX, Australian law or regulation, an Australian judicial, governmental or administrative order, and an Australian Governmental Authority regulation, order, interpretation, guideline, policy or directive.

“Base Price” shall mean $AU0.02, as may be adjusted as set forth in Section 20.5.

“Business Day” shall have the meaning given to that term in the Listing Rules.

“CHESS” shall have the meaning given to that term in the ASTC Settlement Rules.

“Cleansing Statement” shall mean a written notice by the Company to ASX pursuant to Section 708A(5) of the Corporations Act meeting the requirements of Section 708A(6) of the Corporations Act, in a form, and containing the information, that is sufficient to permit subsequent re-sales on the ASX of the Shares to which it relates;

“Closing” shall mean each of the First Closing, the Second Closing, the Third Closing and the Subsequent Closings.

“Collateral Shares” shall mean 15,000,000 Shares issued to the Investor or its designee or nominee in accordance with Section 11.

“Collateral Share Holding Number” shall mean 15,000,000, subject to adjustments made pursuant to Section 20.5.

“Commitment Options” shall mean 15,000,000 options to purchase Shares of the Company at the Commitment Option Exercise Price, granted on the terms set forth herein.

“Commitment Option Exercise Price” shall mean a per option exercise price equal to 110% of the average of the VWAPs per Share for the twenty (20) Business Days immediately prior to the Execution Date; subject to all adjustments pursuant to this Agreement.

“Contemplated Transactions” shall mean the transactions contemplated hereby.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price,” in relation to a Repayment, shall equal the lesser of (a) Conversion Price A and (b) 90% of the average of the VWAPs per Share on any five (5) consecutive Business Days (chosen by the Investor) during the period commencing on the date of the Closing in which the Tranche being repaid was advanced to the Company and ending on the date

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immediately prior to the Repayment Date of such Tranche (“Conversion Price B”); subject to all adjustments pursuant to this Agreement.

“Conversion Price A” shall mean (a) 130% of the average of the closing prices per Share for the twenty (20) Business Days immediately prior to the Execution Date (“Conversion Price C”), or (b) provided that each of the three (3) consecutive Repayments prior to the Repayment in relation to which Conversion Price A is being determined has been effected at Conversion Price C, and only for as long as Conversion Price C is less than Conversion Price B, 150% of the average of the closing prices per Share for the twenty (20) Business Days immediately prior to the Execution Date; as may be adjusted as set forth in Section 20.5.

“Corporations Act” shall mean the Australian Corporations Act 2001 (Cth).

“Electronic Delivery” (including the terms “Electronically Deliver,” “Electronically Delivered” and “Electronically Delivering”) shall mean receipt by the Investor or its designee or nominee by electronic registration to the Investor’s CHESS Account (or such other electronic system which provides for the recording, delivery and transfer of title by way of electronic entries, as may be required by the Investor by notice to the Company) of duly and validly issued Investor’s Shares, in accordance with the ASTC Settlement Rules and procedures of CHESS, and receipt of confirmation by the Investor that this has occurred.

“Event of Default” shall have the meaning given to that term in Section 17.

“Excluded Tax” shall mean a Tax imposed by any jurisdiction on the Investor, or assessed against the Investor as a consequence of the Investor being a resident of or organized or doing business in that jurisdiction, but not any Tax: (a) calculated on or by reference to the gross amount of a payment provided for under this Agreement or made pursuant to a Contemplated Transaction (without the allowance of a deduction); or (b) imposed as a result of the Investor being considered a resident of or organized or doing business in Australia as a result of the Investor being a party to this Agreement or entering into a Contemplated Transaction.

“Execution Date” shall mean the date of mutual execution of this Agreement.

“Governmental Authority” shall mean any United States, Australian or other national, federal, state, territorial or local governmental, legislative, regulatory or administrative authority, agency or commission, or any court, tribunal or judicial or arbitral body.

“Governmental Authorization” shall mean any authorization, consent, license, permit or registration issued or granted by any Governmental Authority.

“GST” shall mean the goods and services tax levied under the GST Act.

“GST Act” shall mean the A New Tax System (Goods and Services Tax) Act 1999 (Commonwealth).

“Insolvency Event” shall mean any of the following events in relation to the Investor: (a) an application is made to a court (other than a frivolous or vexatious application) for an order that it be wound up, except where the application is withdrawn, struck out or dismissed within

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seven Business Days of it being made; (b) a liquidator or provisional liquidator is appointed; (c) an administrator or a controller is appointed to any of its assets; (d) it enters into an arrangement or composition with one or more of its creditors, or an assignment for the benefit of one or more of its creditors; (e) it proposes a reorganisation, moratorium, agreement of company arrangement or other administration involving one or more of its creditors, or its winding up or dissolution; (f) it is insolvent as disclosed in its accounts or otherwise states that it is insolvent or it is presumed to be insolvent under an applicable law; (g) it is taken to have failed to comply with a statutory demand as a result of section 459F(1) of the Corporations Act; (h) a writ of execution is levied against it or its property; or (i) anything occurs under the a United States federal or state law which has a materially equivalent effect to any of the above paragraphs of this definition.

“Investor’s CHESS Account” shall mean the Investor’s brokerage or prime brokerage account the details of which may from time to time be notified by the Investor to the Company.

“Investor’s Shares” shall mean the Repayment Shares, the Collateral Shares and the Shares issued or issuable on exercise of the Options.

“Law” shall mean each of the following: each Listing Rule or regulation of ASX, a law, a regulation, a judicial, governmental or administrative order, and a Governmental Authority regulation, order, interpretation, guideline, policy or directive.

“Lien” shall mean a lien, charge, mortgage, security interest, encumbrance, right of first refusal, or pre-emptive right.

“Listing Rules” shall mean the listing rules of the ASX.

“Loan” shall mean the total of all amounts lent to the Company by the Investor which are outstanding from time to time.

“Market Capitalization Amount” shall mean the Australian dollar amount equal to (a) (i) 2%, when calculated in connection with the First Closing or the Second Closing, or (ii) 3%, when calculated in connection with any other Closing, multiplied by (b) the number of Shares on issue immediately prior to the Closing in connection with which the Market Capitalization Amount is being calculated, multiplied by (c) the lower of (i) the VWAP per Share on the Business Day immediately preceding the Closing Date of such Closing or (ii) the averages of the VWAPs per Share during the five (5) Business Days immediately preceding the Closing Date of such Closing.

“Material Adverse Effect” shall mean a material adverse effect on (a) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under the Agreement.

“New York Business Day” shall mean a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Option” shall mean each of the Commitment Options and the Tranche Options, and “Options” shall mean the Commitment Options and the Tranche Options, collectively.

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“Prior Tranche” shall mean, as to a Closing, the Tranche that has become due to the Investor hereunder most recently prior to such Closing.

“Prohibited Transaction” shall mean a transaction with a third party or third parties in which the Company issues or sells (a) any debt, equity or equity-linked securities (including options) that are convertible into, exchangeable or exercisable for, or include the right to receive, Shares (i) at a conversion, exercise or exchange rate or other price that is based on, and/or varies with, the trading prices of, or quotations for, the Shares, or (ii) at a conversion, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events, or (b) any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favorable than those granted to such investor in such first transaction or series of related transactions; and shall be deemed to include transactions generally referred to as equity lines of credit and stand-by equity distribution agreements, and convertible notes and loans having a similar effect. For the avoidance of doubt, none of rights issuances, shareholder purchase plans, convertible notes, or equity issuances, each at a fixed price per Share, shall be deemed to be a Prohibited Transaction.

“Register of Tranches” shall mean a register of Tranches recording advances and Repayments of the Tranches hereunder.

“Remediable Event of Default” shall mean any Remediable Event of Default A, as defined in Section 18 and/or Remediable Event of Default B, as defined in Section 18.

“Repayment” shall mean a repayment of a Tranche, by way of Tranche Repayment Shares, or as may be expressly permitted under this Agreement, in immediately available funds.

“Repayment Date” shall mean (a) as to the first Tranche, the date immediately preceding the date of the Second Closing, and (b) as to each Tranche other than the first Tranche, the 28th calendar day after the date of the Closing of that Tranche; except (i) as adjusted pursuant to Sections 15.20 or 18. 1, and (ii) where a Repayment Date falls on a day that is not a Business Day then the Business Day that immediately precedes the date that would otherwise be such Repayment Date, shall be the Repayment Date.

“Repayment Shares” shall mean any and all Tranche Repayment Shares.

“Securities” shall mean each of the Investor’s Shares and the Options, and all of the Investor’s Shares and the Options, collectively.

“Security Structure Event” shall mean any consolidation, subdivision or pro-rata cancellation of the Company’s issued capital; and for clarity, does not include a rights offering, a bonus issuance, or a share dividend.

“Shares” shall mean ordinary shares in the capital of the Company and shall include Investor’s Shares; and “Share” shall mean each of the foregoing.

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“Securities Registrar Direction” shall mean an irrevocable and unconditional direction from the Company to its securities registrar to allot and issue Investor’s Shares to the Investor or at the direction of the Investor or its attorney, and register Investor’s Shares in the Investor’s name or the name of the person designated by the Investor or its attorney; from time to time, in a form reasonably acceptable to the Investor and, until further notice by the Investor, substantially in the form set forth in Exhibit D.

“Subsidiary” shall have the meaning given in the Corporations Act.

“Tax” shall mean any tax, including the GST, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding, and any income, stamp or transaction duty, tax or charge, which is assessed, levied, imposed or collected by any Governmental Authority and includes any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the foregoing.

“Tranche” shall mean the Australian dollar amount lent by the Investor to the Company at a Closing.

“Tranche Options” shall mean options to purchase Shares of the Company at the Tranche Option Exercise Price, granted on the terms set forth herein.

“Tranche Option Exercise Price,” in relation to a tranche of Tranche Options, shall mean a per option exercise price equal to 150% of the average of the VWAPs per Share for the twenty (20) Business Days immediately prior to the date of grant of such Tranche Options; subject to all adjustments pursuant to this Agreement.

“Tranche Repayment Shares” shall mean, as to any Tranche, the Shares issued or issuable by the Company to the Investor or its designee or nominee as repayment of that Tranche.

“Transaction Documents” shall mean this Agreement, all Option certificates and Exercise Forms issued hereunder, the Securities Registrar Direction and all Cleansing Statements; and a “Transaction Document” means each of the foregoing.

“VWAP” shall mean (and “VWAPs” shall be construed accordingly), in relation to a Business Day, the volume weighted average price (in Australian dollars, rounded to four decimal places) of the Shares traded in the ordinary course of business on the ASX on that Business Day, excluding crossings executed outside the open session state, special crossings, overseas trades and trades pursuant to exercise of options over Shares, subject to all adjustments set forth in this Agreement; provided that

(a)

where, on that Business Day, Shares were quoted on the ASX as cum dividend or cum any other distribution or entitlement, and the issue of Shares for the purpose of which the VWAP is being determined will occur after that date, and those Shares no longer carry that dividend or other distribution or entitlement, then the VWAP on that Business Day shall be reduced by an amount (“Cum Value”) equal to: (i) in the case of a dividend or other distribution, the amount of that dividend or other distribution, (ii) in the case of any other entitlement which is traded on the ASX on that Business Day, the VWAP of such entitlements sold on the ASX

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on that Business Day, or (iii) in the case of an entitlement not traded on the ASX on that Business Day, the value of the entitlement as reasonably determined by the Investor; and

(b)

where, on that Business Day, Shares were quoted on the ASX as ex-dividend or ex any other distribution or entitlement, and the Shares for the purpose of which the VWAP is being determined would be entitled to receive the relevant dividend or other distribution or entitlement, the VWAP on that Business Day shall be increased by the Cum Value.

2.	Loan. On the terms and subject to the conditions of this Agreement, and in reliance on the respective representations and warranties of the Parties:

2.1

on the Execution Date or such later date as may be determined in accordance with the provisions of this Agreement, the Investor shall lend to the Company, in immediately available funds, AU$500,000 (the “First Closing”);

2.2

on the 15th Business Day after the date of the First Closing or such later date as may be determined in accordance with the provisions of this Agreement, the Investor shall lend to the Company, in immediately available funds, AU$500,000 (the “Second Closing”);

2.3

on the date that is thirty (30) calendar days after the date of the Second Closing or such later date as may be determined in accordance with the provisions of this Agreement, the Investor shall lend to the Company, in immediately available funds, AU$700,000 (the “Third Closing”); and

2.4

on each date that is thirty (30) calendar days after the date of the immediately preceding Closing (other than on such date after the First Closing and the Second Closing) or such later date as may be determined in accordance with the provisions of this Agreement, the Investor shall lend to the Company, in immediately available funds, AU$700,000 (each, a “Subsequent Closing” and, collectively, the “Subsequent Closings”);

provided that there shall be no more than a total of thirty-seven (37) Closings, the aggregate amount that the Investor shall lend to the Company shall not exceed AU$25,500,000 (the “Total”), and all amounts to be lent pursuant to this Section 2 shall be subject to all adjustments pursuant to all other provisions of this Agreement, including the adjustments set forth in Sections 15.10 and 15.16. Notwithstanding the foregoing, where a date of a Closing (a “Closing Date”) falls on a day that is not a New York Business Day, the Closing shall occur on the day that is the next day that is a New York Business Day.

3.	Interest. There shall be no interest payable by the Company to the Investor in connection with the Loan, except as set forth in Section 18 of this Agreement.

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4.	Fees and Costs.

4.1

Legal Costs and Commencement Fee. At the First Closing, the Company shall (a) reimburse the Investor or its designee or nominee for the Investor’s actual legal costs in connection with the execution of this Agreement, to the extent to which such legal costs exceed AU$15,000 (and the Investor acknowledges that the Company has previously reimbursed the Investor for its legal costs in the amount of AU$15,000), for an amount not exceeding AU$10,000, and (b) pay the Investor or its designee or nominee a non-refundable commencement fee in the amount equal to 1.87% of the Total (the “Commencement Fee”), to be satisfied by way of set-off of the aggregate amount of such reimbursement and the Commencement Fee against the proceeds of the Tranche lent by the Investor to the Company at the First Closing (and any subsequent Closings, to the extent to which the aggregate amount of such reimbursement and the Commencement Fee exceeds the gross proceeds of the Tranche lent by the Investor to the Company at the First Closing).

4.2

Maintenance Fee. At each of the Second Closing, the Third Closing and the first ten Subsequent Closings, the Company shall pay the Investor or its designee or nominee a maintenance fee in the amount of 0.15% of the Total (the “Maintenance Fee”), to be satisfied by way of set-off of the Maintenance Fee against the proceeds of the Tranche lent by the Investor to the Company at such Closing.

4.3	Commitment Options. At the First Closing, the Company shall grant to the Investor or its designee or nominee the Commitment Options.

5.

First Closing Deliveries. Without limiting the generality of any of the conditions to Closing set forth in Sections 7 and 8, and in addition to the deliveries set forth in Section 6, no later than immediately prior to the First Closing, the Company shall deliver or cause to be delivered to the Investor the following:

5.1	an option certificate from the Company’s security registrar confirming that the name of the Investor has been entered onto the Company’s option register, as holding the Commitment Options;

5.2	a copy of the duly executed Securities Registrar Direction;

5.3	a copy of the resolutions duly adopted by the Board of Directors of the Company, substantially in the form attached hereto as Exhibit B;

5.4

a certificate, executed on behalf of the Company by its Chief Executive Officer, Managing Director, Chairman or Chief Financial Officer, dated as of the First Closing Date, certifying that (a) the Company has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the First Closing, and (b) all

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conditions to First Closing have been satisfied, substantially in the form attached hereto as Exhibit C (the “CEO Certificate”);

5.5

a holding statement from the Company’s security registrar confirming that the name of the Investor or its designee or nominee has been entered onto the Company’s share register, as holding the Collateral Shares; and

5.6

a copy of a duly executed and lodged Cleansing Statement and Appendix 3B and confirmation that they have been lodged by the Company with ASX in respect of the issue of Collateral Shares on the date of their issue, pursuant to Section 15.13.

6.

Other Closing Deliveries. Without limiting the generality of any of the conditions to Closing contained in Sections 7 and 8, and in addition to the deliveries set forth in Section 5, no later than one Business Day prior to each Closing, the Company shall deliver or cause to be delivered to the Investor the following:

6.1

a copy of a duly executed and lodged Cleansing Statement and Appendix 3B and confirmation that they have been lodged by the Company with ASX, in respect of the Tranche Repayment Shares issued by the Company to the Investor or its designee or nominee as repayment of the Prior Tranche;

6.2

a copy of the relevant page of the ASX Daily Schedule or notification from ASX evidencing that ASX has granted quotation of the Tranche Repayment Shares issued by the Company to the Investor or its designee or nominee as repayment of the Prior Tranche;

6.3

a holding statement and an option certificate from the Company’s securities registrar confirming that the name of the Investor or its designee or nominee has been entered onto the Company’s Share register and option register, as holding (a) the Tranche Options granted to the Investor or its designee or nominee, pursuant to Section 10.4, in connection with the Repayment of the Prior Tranche and (b) the Tranche Repayment Shares issued to the Investor or its designee or nominee as Repayment of the Prior Tranche pursuant to Section 10.1;

6.4

copies of the resolutions duly adopted by the Board of Directors of the Company approving the Transaction Documents and the Contemplated Transactions, to the extent to which such resolutions are, in the reasonable opinion of the Investor, or pursuant to any Australian Law, required in addition to the resolutions referred to in Section 5.3, prior to the consummation of those Contemplated Transactions that, as of the date of such Closing, remain to be consummated;

6.5

copies of all valid consents, permits, approvals, registrations and waivers that may, in the reasonable opinion of the Investor, be necessary or appropriate for the consummation of those Contemplated Transactions that would be consummated at the Closing, including approvals for the purpose of Listing Rule 7.1 and section 611 of the Corporations Act;

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6.6

copies of such additional documents, certificates, payment, assignments, transfers and other deliveries as the Investor or its legal counsel may reasonably request or as are customary in Australia to effect a closing of the matters herein contemplated; and

6.7	the flow of funds request, substantially in the form set forth in Exhibit E.

7.

Conditions to the Obligations of the Investor - First Closing. The obligations of the Investor to effect the First Closing shall be subject to the fulfillment before the First Closing of each of the following conditions:

7.1	each of the conditions set forth in Sections 8.1 – 8.10 shall have been fulfilled;

7.2	the Company shall have recorded the grant of the Commitment Options to the Investor or its designee or nominee;

7.3	the Company shall have issued the Collateral Shares to the Investor or its designee or nominee, as set forth in Section 11.1;

7.4	the Company shall have filed with the ASX a Cleansing Statement and Appendix 3B in relation to the Collateral Shares, as set forth in Sections 15.8 and 15.13;

7.5	the Board of Directors of the Company shall have duly adopted resolutions substantially in the form attached hereto as Exhibit B; and

7.6	the Issuer shall have received the CEO Certificate.

8.

Conditions to the Obligations of the Investor - Each Closing. The obligations of the Investor to effect each Closing shall be subject to the fulfillment before that Closing of each of the following conditions (and the Investor may, but is not required to, deem the absence of notification by the Company prior to a Closing that any conditions to that Closing have not been fulfilled to be an assurance that all conditions have been fulfilled):

8.1

any and all consents, permits, approvals, registrations and waivers, in the reasonable opinion of the Investor necessary or appropriate for the consummation of those Contemplated Transactions that would be consummated at the Closing or the subsequent Repayment, shall have been issued and received, and all of such shall be in full force and effect;

8.2

the Board of Directors of the Company shall have adopted resolutions approving the Transaction Documents and the relevant Contemplated Transactions, to the extent to which such approval is, in the reasonable opinion of the Investor, or pursuant to any Australian Law, required in addition to the approval referred to in Section 7.5, prior to the consummation of those Contemplated Transactions that, as of the date of such Closing, remain to be consummated;

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8.3

the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the dates as of which they are made or deemed to be made hereunder;

8.4

the Company shall have performed, or complied in all respects with, all agreements and covenants required by this Agreement to be performed or complied with by the Company as at or at any time prior to the Closing;

8.5	the Investor shall have received all the closing deliveries required in connection with that Closing;

8.6

where a Closing may not be effected under the Listing Rules in the absence of a shareholder approval, the Company shall have obtained shareholder approval for the purposes of Listing Rule 7.1 and Section 611 item 7 of the Corporations Act;

8.7

the Company shall have (a) duly issued and Electronically Delivered to the Investor or its designee or nominee the Tranche Repayment Shares issuable to the Investor or its designee or nominee as Repayment of the Prior Tranche pursuant to Section 10.1, and (b) recorded the grant of, and delivered certificates in respect of, the Tranche Options granted to the Investor or its designee or nominee in connection with the Repayment of the Prior Tranche, pursuant to Section 10.4, each in accordance with all the provisions of this Agreement;

8.8

the Company shall have filed with the ASX a Cleansing Statement and Appendix 3B in connection with all of the Tranche Repayment Shares issued as Repayment of the Prior Tranche pursuant to Section 10.1;

8.9

(a) in the reasonable opinion of the Investor, any offer for sale by the Investor or its designee or nominee of the Tranche Repayment Shares issued as repayment of the Prior Tranche pursuant to Section 10.1 shall not have, and would not, need disclosure under Part 6D.2 of the Corporations Act, (b) the issue of such Tranche Repayment Shares shall not have resulted in the Company being in breach of the Listing Rules or any other Australian Law, and (c) quotation of such Tranche Repayment Shares on ASX shall have commenced; and

8.10

(a) no Event of Default other than a Remediable Event of Default shall have occurred, (b) no Remediable Event of Default shall have occurred and be continuing, and (c) no Event of Default would, in the reasonable opinion of the Investor, result from the Closing being effected.

9.

Conditions to the Obligations of the Company – Each Closing. The obligations of the Company to effect each Closing shall be subject to the fulfillment before that Closing of each of the following conditions:

9.1

where a Closing may not be effected under the Listing Rules in the absence of a shareholder approval, the Company shall have obtained shareholder approval for the purposes of Listing Rule 7.1 and Section 611 item 7 of the Corporations Act;

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9.2

the representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects as of the dates as of which they are made or deemed to be made hereunder; and

9.3

the Investor shall have performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by the Investor as at or prior to the Closing.

10.	Repayments.

10.1

Repayment Date and Method. The Company shall repay each Tranche no later than on the Repayment Date of that Tranche, (a) by issuing and Electronically Delivering the Tranche Repayment Shares (in the number determined pursuant to Section 10.2) to the Investor or its nominee or designee, or (b) (only (i) as set forth in Section 10.3, or (ii) if required to repay Tranches in immediately available funds as set forth in Sections 15.14, 15.15 and/or 18), in immediately available funds.

10.2

Repayment Shares. The number of Tranche Repayment Shares that the Company shall issue and Electronically Deliver as repayment of a Tranche shall be determined by dividing the Australian dollar amount of that Tranche (for the avoidance of doubt, before giving effect to any set-offs set forth in Sections 4.1 and 4.2 or other valid set-offs) by the Conversion Price, provided that if the resultant number contains a fraction, such number shall be rounded up to the next highest whole number.

10.3

Company’s Floor Price Protection. If the Conversion Price in respect of a Repayment is less than AU$0.04 per Share (subject to the adjustments set forth in Section 20.5, the “Floor Price”) the Company may elect to make such Repayment on the Repayment Date of such Repayment in immediately available funds and not in Shares (the “Optional Cash Repayment”), provided that the Company gives the Investor no less than four (4) Business Days’ written notice of its intention to undertake such Repayment in immediately available funds, which notice shall be deemed irrevocable.

10.4

Tranche Options. On each Repayment Date, the Company shall grant the Investor or its nominee or designee Tranche Options, in the number equal to one fifth of the number of the Tranche Repayment Shares issued or issuable on that Repayment Date, exercisable at the Tranche Option Exercise Price, except where the Company undertakes the Repayment in immediately available funds under Section 10.3.

10.4A

Notice of Conversion Price. On or prior to each Repayment Date, the Investor shall provide the Company with a notice of the Conversion Price applicable to the Repayment due to be effected on such Repayment Date, setting out the manner in which such Conversion Price was calculated by the Investor.

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10.5

Conditions to Repayment in Shares and Options. The obligation of the Investor to accept Repayment of a Tranche by way of Tranche Repayment Shares and Tranche Options shall be subject to the fulfillment on or before the Repayment Date of such Tranche of each of the following conditions, and the Company shall not issue Repayment Shares or Tranche Options to the Investor or its designee or nominee without the prior written consent of the Investor if on the issue of those Repayment Shares or Tranche Options any of the following conditions shall not have been fulfilled (and if the Company does so in breach hereof, such Repayment shall not be deemed to have been accepted by the Investor):

10.5.1

any and all consents, permits, approvals, registrations and waivers necessary for the issuance of the Repayment Shares shall have been issued and received, and all of such shall be in full force and effect;

10.5.2

the Board of Directors of the Company shall have adopted resolutions approving the Transaction Documents and the Contemplated Transactions, to the extent to which such approval is, pursuant to any Australian Law, required prior to the consummation of those Contemplated Transactions that, as of the date of such Repayment Date, remain to be consummated;

10.5.3

the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the dates as of which they are made or deemed to be made hereunder;

10.5.4

the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Repayment Date;

10.5.5

if the Tranche Repayment Shares may not be issued without a shareholder approval for the purposes of Section 611 item 7 of the Corporations Act, the Company shall have obtained such shareholder approval;

10.5.6	the Investor shall have received all the deliveries required in connection with that Repayment;

10.5.7

(a) no Event of Default other than a Remediable Event of Default shall have occurred, (b) no Remediable Event of Default shall have occurred and be continuing, and (c) no Event of Default would result from such Repayment being effected; and

10.5.8

(a) any offer for sale by the Investor or its designee or nominee of the Tranche Repayment Shares issued as repayment of that Tranche shall not have, and would not, need disclosure under Part 6D.2 of the Corporations Act, subject only to the Company giving a notice under Section 708A(5)(e), (b) the issue and Electronic Delivery of such Tranche Repayment Shares would not result in the Company being in breach of the Listing Rules or any other Australian Law, and (c) ASX shall not have

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indicated to the Company that quotation of such Tranche Repayment Shares on ASX will not be granted upon notification to the ASX of their issue.

11.	Security.

11.1

Issue of Collateral Shares. At the First Closing, the Company shall issue and Electronically Deliver the Collateral Shares to the Investor or its designee or nominee. The Collateral Shares shall be issued to secure the Loan, and in consideration of the Investor agreeing to enter into this Agreement and make the Loan to the Company.

11.2	Return of Collateral. The Investor shall, within five (5) Business Days of the date of termination of this Agreement, in its sole discretion:

11.2.1

request of the Company in writing that the number of Shares held by the Investor that is equal to the Collateral Share Holding Number, be cancelled for nil consideration (as discharge of the security represented by the Collateral Shares and in full and final settlement of all Investor’s liabilities in connection with the Collateral Shares), and the Investor agrees to sign all documents and do all things reasonably necessary to give effect to such cancellation; or

11.2.2

pay to the Company (in immediately available funds) an amount in lieu of cancellation of the Collateral Shares (and as discharge of the security represented by the Collateral Shares and in full and final settlement of all Investor’s liabilities in connection with the Collateral Shares) equal to the Collateral Share Holding Number, multiplied by 90% of the average of the VWAPs per Share on any five (5) consecutive Business Days (chosen by the Investor) during the period commencing on the date of the Closing most recently preceding the date of termination of this Agreement and ending on the date that is immediately prior to the date on which termination of this Agreement takes effect; subject to Section 11.5.

11.3

Shareholder Approval. If a request is made in accordance with Section 11.2.1, the Company shall (a) within five (5) Business Days of such request notify the Investor of its election to receive immediately available funds in lieu of cancellation of the Collateral Shares (and as discharge of the security represented by the Collateral Shares and in full and final settlement of all Investor’s liabilities in connection with the Collateral Shares) (the “Company’s Cash Election”), or (b) use its reasonable efforts to obtain its shareholder approval for the cancellation of the number of Shares held by the Investor that is equal to the Collateral Share Holding Number (for no consideration) in accordance with the Corporations Act, and upon obtaining such approval, effect that cancellation in accordance with the Corporations Act (the “Cancellation Approval”). Where (a) the Company’s Cash Election shall not have been made, but the Cancellation Approval shall not have been obtained by the Company prior to the Cancellation Date, being the date that

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is sixty (60) calendar days after the date of the Investor’s request hereunder, or (b) the Company’s Cash Election shall have been made; the Company shall immediately notify the Investor of that fact in writing, the Investor’s request shall be deemed to have been withdrawn and rescinded, the Company shall not cancel the foregoing Shares notwithstanding such original request, and the Investor shall make a payment in immediately available funds, as set forth in Section 11.4.

11.4

Absence of Shareholder Approval. Within thirty (30) calendar days of the earlier of (a) the date of receipt of written notice of the Company’s Cash Election, (b) the date of receipt of written notice from the Company that it was unable to obtain shareholder approval for the cancellation or (c) the Cancellation Date (the “Return Period”), the Investor shall pay to the Company (in immediately available funds) an amount in lieu of cancellation of the Collateral Shares (and as discharge of the security represented by the Collateral Shares and in full and final settlement of all Investor’s liabilities in connection with the Collateral Shares) equal to the Collateral Share Holding Number, multiplied by 90% of the average of the VWAPs per Share on any five (5) consecutive Business Days (chosen by the Investor) during the Return Period; subject to Section 11.5.

11.5

Suspended Shares. Where the Investor would otherwise be required to make a payment to the Company in immediately available funds under Section 11.2.2 or Section 11.4, and the Shares are suspended or halted from trading on the ASX for a period that has exceeded or is reasonably expected to exceed, seven (7) Business Days, or the Company has ceased to be listed on the ASX, the Investor shall pay to the Company (as discharge of the security represented by the Collateral Shares, in lieu of its payment under Section 11.2.2 or Section 11.4, and in full and final settlement of all Investor’s liabilities in connection with the Collateral Shares), the fair market value (as of the date as of which the payment under Section 11.2.2 or Section 11.4 would otherwise be made) of the number of Shares that is equal to the Collateral Share Holding Number.

12.

Representations and Warranties of the Company. The Company acknowledges that the Investor has entered into this Agreement in reliance on the Company’s representations and warranties set forth herein. Each representation and warranty of the Company is to be construed independently of the others and is not limited by reference to any other representation or warranty. The Company shall immediately notify the Investor upon becoming aware of any breach of any representation or warranty given by the Company under this Agreement. The Company hereby represents and warrants to the Investor, on and as of the Execution Date, each Closing Date and each Repayment Date, and as of each Closing, and where qualified by an express reference herein as to the representation or the warranty being given on and as of a particular other date or dates, on and as of that date or dates, that except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”), the following are true:

12.1

Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite

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corporate power and authority to carry on its business as now conducted and to own its properties (each, the “Corporate Power”). Each of the Company and its Subsidiaries is duly qualified and authorized to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership of property makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company’s or such Subsidiary’s business. No proceeding has been instituted in any jurisdiction seeking to revoke, limit or curtail any Corporate Power or the authority or qualification referred to in the preceding sentence of this paragraph. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of their respective constitution, shareholders’ agreement, certificate or articles of incorporation, bylaws or other organizational or charter documents.

12.2

Authorization. The Company has full power and authority to, has taken all action necessary, and has caused its officers, directors and security holders to, take all action necessary to (a) enter into, authorize, execute and deliver the Transaction Documents, (b) enter into, and authorize the performance of, all obligations of the Company, as and when required, under the Transaction Documents and the Contemplated Transactions, including issuing the Options and the Investor’s Shares; and no further action is required by the Company, its officers, its board of directors, or its security holders (except, (a) to the extent this representation is made as of a Repayment Date, and the Tranche Repayment Shares and/or Tranche Options may not be issued without a shareholder approval for the purposes of Listing Rule 7.1 and/or Section 611 item 7 of the Corporations Act, and (b) to the extent this representation is made as of a Closing Date, and the Loan may not be made without a shareholder approval for the purposes of Listing Rule 7.1 and/or Section 611 item 7 of the Corporations Act), in connection with the Transaction Documents or the relevant Contemplated Transactions. Each Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

12.3

Capitalization. All of the issued Shares (a) have been duly and validly issued, (b) are fully paid, non-assessable and free of pre-emptive rights, (c) were issued in full compliance with applicable securities law and all rights of third parties, and (d) are free and clear of any Liens. No person is entitled, or purports to be entitled, to any right of first refusal, pre-emptive right, right of participation, or any similar right, to participate in the Contemplated Transactions or otherwise with respect to any securities of the Company. Except as described on Schedule 12.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any Subsidiary is, or may be, obligated to issue any equity or equity-linked securities of any kind. There are no voting, buy-sell, outstanding or authorized stock appreciation, right of first purchase, phantom stock, profit participation or equity-based compensation agreements, options or arrangements, or like rights

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relating to the securities of the Company or agreements of any kind among the Company and any of its security holders. Except as described on Schedule 12.3, as of the Execution Date, there is no indebtedness or other equity of the Company that is senior to, or pari passu with, the Loan in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise. The Company has not granted security with respect to any indebtedness or other equity of the Company. The issuance and sale of any of the Investor’s Shares or the Options will not obligate the Company to issue Shares or other securities to any other person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding security. Except as described on Schedule 12.3, the Company does not have in effect or outstanding any shareholder purchase rights, “poison pills” or any similar arrangements giving any person the right to purchase any equity interest in the Company upon the occurrence of certain events.

12.4	Securities on Issue. The Company’s Appendix 3B dated 30 June 2009 accurately describes the number and type of securities on issue by the Company as at the Execution Date.

12.5

Valid Issuance. When issued pursuant to this Agreement, all Investor’s Shares will be validly issued, fully paid and non-assessable, and will be free and clear of all Liens and restrictions, except for restrictions on transfer imposed by applicable laws.

12.6

Consents. The execution, delivery and performance by the Company of the Transaction Documents, and the offer, issuance and sale of the Investor’s Shares and the Options (except as expressly stipulated herein as required in the future under the circumstances under which they are expressly stipulated under the Agreement to be required), require no waivers of the Listing Rules by the ASX, or any consent of, action by or in respect of, or filing with, any Governmental Authority, the ASX or any other person, other than (a) lodgment of a Cleansing Statement with the ASX, where applicable, (b) disclosure of the entry into the Agreement to the ASX, and (c) applications to the ASX for the listing of the Investor’s Shares for trading thereon in the time and manner required hereunder.

12.7

Regulatory Issues. (a) No stop order, trading halt, suspension of trading, cessation of quotation, or removal of the Company or the Shares from ASX’s Official List has been requested by the Company or imposed by ASIC, the ASX, or any other Governmental Authority or regulatory body with respect to public trading in the Shares on the ASX (except for any trading halt of 2 days or less or as otherwise agreed to by the Investor, which suspension or halt has been terminated), and (b) there exists no fact or circumstance that may cause the Company to request, or ASIC, the ASX, or any other Governmental Authority to impose, any of the foregoing.

12.8	No Material Adverse Effect; Other. Since June 30, 2008, there has not been an event or condition that has had, or may have, a Material Adverse Effect. Since the

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date of the Company’s latest audited financial statements, (a) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to the financial standards pursuant to which such financial statements are prepared or required to be disclosed in the Company’s public filings, (b) the Company has not altered its method of accounting, and (c) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

12.9

No Conflict, Breach, Violation or Default. Except as qualified in Section 15.14, the execution and delivery of, and the performance of the terms of, the Transaction Documents by the Company, and the issuance and sale of any of the Investor’s Shares or the Options will not (a) result in the creation of any Lien in respect of any property of the Company or any of its Subsidiaries, or (b) violate, conflict with, result in a breach of any provision of, require any notice or consent under, constitute a default under, result in the termination of, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, any of the terms, conditions or provisions of (i) the Company’s constitution, as in effect on the date hereof, or (ii) any Australian Law, any Governmental Authority or an order of any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (iii) any material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject (or render any such agreement or instrument voidable or without further effect), or (iv) the Listing Rules.

12.10	Litigation.

12.10.1

Except as set forth in Schedule 12.10, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

12.10.2

Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action, suit, proceeding, or investigation involving a claim of violation of or liability under securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is no pending or contemplated investigation by ASIC involving the Company or any current or former director or officer of the Company. ASIC has not issued any stop order or other order suspending the effectiveness of any prospectus filed or lodged by the Company or any Subsidiary.

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12.11

Compliance. Except as set forth in Schedule 12.11, neither the Company nor any Subsidiary (a) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or Governmental Authority, or (c) is or has been in violation of any Australian Law.

12.12

Tax Returns. Without limiting anything else in this Agreement, the Company has filed, or caused to be filed, all tax returns, business activity statements and other tax filings which were required to be filed by the Execution Date under applicable Tax law, and has paid all Taxes that became due and payable by it on or before the Execution Date when those Taxes became due and payable. No claims have been, or are reasonably likely to be, asserted against it with respect to those filings or payment of Taxes that, if adversely determined, would have the potential to have a Material Adverse Effect.

12.13

Disclosures. The materials delivered, and statements made, by the Company and its representatives to the Investor in connection with the Contemplated Transactions (the “Materials”) do not (a) contain any untrue statement of a material fact or misleading statement, or (b) omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Neither the Company nor any of its Subsidiaries has incurred any indebtedness or any security interest in any of its assets that remains outstanding, except as disclosed in the Company’s public filings. Neither the Company nor any of its Subsidiaries has made any agreement, offer, tender or quotation which remains outstanding and currently capable of acceptance relating to the purchase or sale of any business or assets of the Company or any of its subsidiaries.

12.14

Solvency. The Company and each of its Subsidiaries is able, and is not aware of anything which would render the Company or any of its Subsidiaries unable, to pay all its debts as and when they become due and payable. No judicial order has been made or obtained against the Company or any of its Subsidiaries which is unpaid or unsatisfied. No attachment is in the process of being levied or enforced against any asset of the Company or any of its Subsidiaries. No administrator, liquidator, provisional liquidator, controller or receiver of, or in connection with, the Company or any of its Subsidiaries has been appointed, and the Company is not aware of such appointment pending, threatened, or being likely. No person has entered into, proposed, sanctioned, approved, or commenced, legal action relating to any scheme of arrangement, liquidation or compromise, or composition of the liabilities or arrangement of the affairs of the Company or any of its Subsidiaries, or between any of the foregoing and any of its shareholders and/or creditors. Neither the Company nor any of its Subsidiaries is in default under any

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security interest over, or in relation to, any asset. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the Contemplated Transactions, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

12.15

Intellectual Property. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company has no knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought, or threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

12.16

Exchange Notices. To the best of the Company’s knowledge, the Company is in material compliance with the Listing Rules and no fact exists which may result in the Company not complying with the Listing Rules or the Corporations Act.

12.17	Continuous Disclosure. The Company is not in breach of its continuous disclosure obligations under the Listing Rules and the Corporations Act.

12.18

Related Party. No person has contravened or will contravene Section 208 or Section 209 of the Corporations Act by entering into any Transaction Document or participating in any Contemplated Transaction.

12.19

Entitlement to Rely on Disclosure Exemption. As of the Execution Date, each Closing Date, each Repayment Date, and each date on which the Company issues a Cleansing Statement hereunder (each, a “Cleansing Statement Date”), the Company and the Investor are entitled to rely on the sale offer exemption under s708A(5) of the Corporations Act in respect of the Investor’s Shares, in that, in particular:

12.19.1	the Shares were quoted on the ASX at all times for the preceding 12 months, without suspension for more than five Business Days;

12.19.2	the Shares have been quoted securities at all times in the three (3) months before the day on which they have been, or are to be, issued;

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12.19.3	no exemption under Section 111AS or Section 111AT of the Corporations Act applied to the Company, or any director or auditor of the Company, during the preceding 12 months;

12.19.4	no order under Section 340 or Section 341 of the Corporations Act applied to the Company, or any director or auditor of the Company, during the preceding 12 months; and

12.19.5	there exist no circumstances that would cause ASIC to make a determination under Section 708A(2) of the Corporations Act, and no such determination has been made.

12.20	Section 713(6) of the Corporations Act. ASIC has not made a determination in relation to the Company under section 713(6) of the Corporations Act.

12.21	Miscellaneous Regulatory Issues. As at the Execution Date, the Company has no information that has not been told to the ASX under Listing Rule 3.1A.

12.22

Self-Reliance. The Company’s decision to enter into this Agreement has been based solely on its own evaluation of the Contemplated Transactions. The Company has been represented and advised by advisors of their own choice, including financial advisors, tax advisors and legal counsel, who have assisted the Company in understanding and evaluating the risks and merits associated with the Contemplated Transactions.

12.23

Non-Public Information. Neither the Company nor any person acting on its behalf has provided the Investor or its agents, representatives or counsel with any information that constitutes material non-public information, and, to the Company’s knowledge, the Investor does not possess any material non-public information.

12.24	Securities Registrar. The Company has given its securities registrar no instruction inconsistent with the Securities Registrar Direction.

12.25

Prohibited Transactions. For 45 calendar days preceding the Execution Date, the Company has not drawn-down, agreed to draw down, or notified any third party of its intention to draw down, any funds under the Standby Subscription Agreement between the Company and Fortrend Securities Pty Ltd for itself and as agent for the Fortrend Small Cap Investors Limited, dated on or about March 10, 2009 (the “Fortrend Agreement”). Other than the Fortrend Agreement, the Company has not entered or agreed to enter into a Prohibited Transaction.

12.26

Default. Neither the Company nor any Subsidiary is in material default under a document or agreement (including a Governmental Authorization) binding on it or its assets which relates to financial indebtedness or is otherwise material.

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12.27	Absence of Events of Default. No Event of Default and no event which, with notice, lapse of time or both, would constitute an Event of Default, has occurred and is continuing.

13.

Representations and Warranties of the Investor. The Investor acknowledges that the Company has entered into this Agreement in reliance on the Investor’s representations and warranties set forth herein. Each representation and warranty of the Investor is to be construed independently of the others and is not limited by reference to any other representation or warranty. The Investor shall immediately notify the Company upon becoming aware of any breach of any representation or warranty given by it under this Agreement. The Investor hereby represents and warrants to the Company, on and as of the Execution Date, each Closing Date and as of each Closing (in each case, except where qualified by an express reference herein as to the representation or the warranty being given on and as of a particular date or dates, only on and as of that date or dates), that the following are true:

13.1

Organization, Good Standing and Qualification. The Investor is a validly existing limited partnership and has all requisite power and authority to enter into and consummate the Contemplated Transactions and otherwise to carry out its obligations hereunder. The Investor is in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to carry on its business as now conducted and to own its properties (each, the “Investor’s Corporate Power”). No proceeding has been instituted in any jurisdiction seeking to revoke, limit or curtail any Investor’s Corporate Power or the authority or qualification referred to in the preceding sentence of this paragraph. The Investor is not in violation or default of any of the provisions of its limited partnership agreement, certificate of formation, or other organizational or charter documents.

13.2

Authorization. The execution, delivery and performance by the Investor of the Agreement have been duly authorized and will each constitute a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

13.3

Purchase Entirely for Own Account. The Investor’s Shares and Options will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the United States Securities Act of 1933, as amended (“Securities Act”), and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, in violation of the Securities Act; provided that nothing contained herein shall be deemed to restrict the Investor’s right at any time to sell or otherwise dispose of all or any Investor’s Shares and Options in compliance with applicable Australian and United States federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold any Investor’s Shares or Options for any period of time, except as required by law.

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13.4	Litigation.

13.4.1

As of the Execution Date, there are no material pending actions, suits or proceedings against or affecting the Investor or any of its properties; and to the Investor’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

13.4.2

As of the Execution Date, neither the Investor, nor any director or officer thereof, is or has been the subject of any action, suit, proceeding, or investigation involving a claim of violation of or liability under securities laws or a claim of breach of fiduciary duty; and to the knowledge of the Investor, there has not been, and there is no, pending or contemplated investigation by SEC involving the Investor or any current or former director or officer of the Investor.

13.5

Tax Returns. Without limiting anything else in this Agreement, the Investor has filed, or caused to be filed, all tax returns, business activity statements and other tax filings which were required to be filed by the Execution Date under applicable Tax law, and has paid all Taxes that became due and payable by it on or before the Execution Date when those Taxes became due and payable.

13.6

Solvency. The Investor is able, and is not aware of anything which would render the Investor unable, to pay all its debts and obligations under this Agreement as and when they become due and payable. No judicial order has been made or obtained against the Investor which is unpaid or unsatisfied. No attachment is in the process of being levied or enforced against any asset of the Investor. No administrator, liquidator, provisional liquidator, controller or receiver of, or in connection with, the Investor has been appointed, and the Investor is not aware of such appointment pending, threatened, or being likely. No person has entered into, proposed, sanctioned, approved, or commenced, legal action relating to any scheme of arrangement, liquidation or compromise, or composition of the liabilities or arrangement of the affairs of the Investor, or between any of the foregoing and any of its limited partners and/or creditors.

13.7

Self-Reliance. The Investor has been represented and advised by advisors of its own choice, including financial advisors, tax advisors and legal counsel, who have assisted the Investor in understanding and evaluating the risks and merits associated with the Contemplated Transactions.

13.8

Default. The Investor is not in material default under a document or agreement (including a Governmental Authorization) binding on it or its assets which relates to financial indebtedness or is otherwise material.

14.	Terms of the Options.

14.1	Nature of Options.

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14.1.1

Each Option shall grant the holder of that Option the right but not the obligation to be issued by the Company one Share, at (in the case of Commitment Options) the Commitment Option Exercise Price per Share, or (in the case of Tranche Options) the Tranche Option Exercise Price per Share. Each of the Commitment Option Exercise Price and the Tranche Option Exercise Price shall be referred to herein as the “Option Exercise Price.”

14.1.2

Each Option shall be exercisable, by the Option holder complying with its obligations under this Section 14, at any time after the time of its grant and (a) in the case of the Commitment Options, prior to the fifth anniversary date of the Execution Date (the “Commitment Option Expiration Date”), and (b) in the case of each tranche of the Tranche Options, prior to the fifth anniversary date of the date on which such tranche of Tranche Options is granted (each, the “Tranche Option Expiration Date” and, collectively, the “Tranche Option Expiration Dates”), after which time it will lapse.

14.2

Exercise of Options. Without limiting the generality of, and subject to, the other provisions of the Agreement, an Option holder may exercise any of its Options at any time prior to their expiration, by delivery of (a) a copy, whether facsimile or otherwise, of a duly executed Option exercise form substantially in the form attached hereto as Exhibit A (the “Exercise Form”) to the Company during normal business hours on any Business Day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Option holder), and (b) payment of an amount equal to the Option Exercise Price multiplied by the number of Shares in respect of which the Options are being exercised at the time (the “Exercise Price”), by wire transfer to the account specified by the Company from time to time or by bank draft delivered to the Company during normal business hours on any Business Day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Option holder). As soon as reasonably practicable, but in any event no later than one Business Day after receipt of a duly completed Exercise Form and the payment referred to in the foregoing sentence, the Company shall cause its securities registrar to (a) issue and Electronically Deliver the Shares in respect of which the Options are so exercised by the Option holder and (b) provide to the Option holder holding statements evidencing that such Shares have been recorded on the Share register.

14.3

Exercise Limitations. The Company shall not effect, and the Option holder shall not have the right to, effect any exercise of any Option, if in connection with an exercise of the Option an issuance of such Shares on exercise of the Option, (a) would result in the acquisition of a relevant interest in the Shares which would cause the voting power of the Investor or any of its associates (as defined in the Corporations Act) in the Company to exceed 20%, or increase from a starting point that is above 20% and below 90%, and (b) there is no relevant exception to the acquisition of the relevant Shares under the Corporations Act.

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14.4

Bonus Issues. If, prior to an exercise of an Option, the Company makes an issue of Shares by way of capitalization of profits or out of its reserves (other than pursuant to a dividend reinvestment plan), pursuant to an offer of such Shares to at least all the holders of Shares resident in Australia, then on exercise of the Option, the number of Shares over which an Option is exercisable shall be increased by the number of Shares which the holder of the Option would have received if the Option had been exercised before the date on which entitlements to the issue were calculated.

14.5

Rights Issues. If, prior to an exercise of an Option, any offer or invitation is made by the Company to at least all the holders of Shares resident in Australia for the subscription for cash with respect to Shares, options or other securities of the Company on a pro rata basis relative to those holders’ Share holding at the time of the offer, the Option Exercise Price shall be reduced as specified in the Listing Rules in relation to pro-rata issues (except bonus issues).

14.6

Reconstruction of Capital. In the event of a consolidation, subdivision or similar reconstruction of the issued capital of the Company, and subject to such changes as are necessary to comply with the Listing Rules applying to a reconstruction of capital at the time of the reconstruction:

14.6.1

the number of the Shares to which each Option holder is entitled on exercise of the outstanding Options shall be reduced or increased in the same proportion as, and the nature of the Shares shall be modified to the same extent that, the issued capital of the Company is consolidated, subdivided or reconstructed (subject to the same provisions with respect to rounding of entitlements as sanctioned by the meeting of shareholders approving the consolidation, subdivision or reconstruction); and

14.6.2	an appropriate adjustment shall be made to the Option Exercise Price of the outstanding Options, with the intent that the total amount payable on exercise of the Options shall not alter.

14.7

Cumulative Adjustments. Full effect shall be given to the provisions of Sections 14.4 to 14.6, as and when occasions of their application arise and in such manner that the effects of the successive applications of them are cumulative, the intention being that the adjustments they progressively effect will be such as to reflect, in relation to the Shares issuable on exercise of the Options outstanding, the adjustments which on the occasions in question are progressively effected in relation to Shares already on issue.

14.8

Notice of Adjustments. Whenever the number of Shares over which an Option is exercisable, or the Option Exercise Price, is adjusted pursuant to this Agreement, the Company shall give notice of the adjustment to all the Option holders, within one Business Day thereof.

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14.9	Rights prior to Exercise. Prior to its exercise, an Option does not confer a right on the Option holder to participate in a new issue of securities by the Company.

14.10	Redemption. The Options shall not be redeemable by the Company.

15.	Additional Covenants and Agreements.

15.1

Ranking of the Investor’s Shares. The Investor’s Shares shall rank equally in all respects with the existing Shares on the date of issue of the Investor’s Shares. At each issuance, the Company shall credit all Investor’s Shares as fully paid. All Investor’s Shares shall be issued free and clear of any Liens.

15.2

Ranking of Loan. The Loan shall constitute direct, general, subordinated unsecured and unconditional obligations of the Company which rank pari passe among themselves and with other unsecured subordinated obligations of the Company.

15.3	Rights of Investor. The Loan does not confer on the Investor any entitlement to receive dividends or vote at a general meeting of shareholders of the Company.

15.4

No Conflicting Actions. Neither Party will take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with its obligations to another Party under the Agreement. Unless so required by applicable law or regulation or in order to establish a dividend, distribution or other rights attaching to the Shares, the Company shall not close its share register or take any other action which prevents the transfer of its Shares or options generally.

15.5

Compliance with Laws. The Company shall comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all Governmental Authorities and, for as long as the Shares are listed on the ASX, the Listing Rules. The Investor shall comply with all of the provisions of the Corporations Act and the Securities Act.

15.6

Further Assurances. Each Party shall (a) take, or cause to be taken, all such further actions, as may reasonably be required, (b) execute and deliver all such other agreements, certificates, instruments and documents, as may reasonably be required, and (c) use its reasonable efforts to obtain (and shall each refrain from taking any willful action that would impede or delay obtaining) all consents, waivers, approvals (including all shareholder approvals referred to herein), authorizations and orders needed, in order to consummate the Contemplated Transactions. The Company shall not, by amendment of its constitution or similar organizational document, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under any Transaction Documents by the Company, but will at all times in good faith assist in the carrying out of all the

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provisions of all Transaction Documents and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Investor against impairment.

15.7

Non-ASX Quotation. The Company shall not permit any of its securities to be quoted, or the Company or any of its securities to be listed, on any financial market, quotation system or stock exchange other than the ASX without the Investor’s prior written consent, which consent may be withheld in the Investor’s sole discretion.

15.8

Quotation. The Company shall undertake its good faith best efforts, and execute all documents that are necessary to be executed (including execution of each Appendix 3B), so as to obtain quotation of each parcel and lodgement with ASX of the Investor’s Shares on the ASX no later than on the Business Day immediately after the day of the issuance of such parcel. No later than on the Business Day on which the ASX grants quotation of the Shares, the Company shall provide the Investor with documentary evidence of the ASX having granted such quotation.

15.9

Reports. As long as the Investor owns any Securities, the Company covenants to use good faith best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Execution Date pursuant to applicable law.

15.10

ASX Listing; Trading Halts and Suspensions. At all times, the Company shall ensure that the Shares remain continuously quoted on the ASX without suspension for more than five Business Days in any 12 month period, for as long as the Investor holds any Securities. Notwithstanding anything contained in Section 2, the amount otherwise required to be lent by the Investor to the Company at any Closing may, in the Investor’s sole discretion, be reduced by 5% of the gross amount of the Tranche after other adjustments (but before any set-offs) for each Business Day on which the trading in the Company’s Shares on the ASX is halted or suspended during the twenty (20) Business Days prior to the Closing Date; provided that the Investor shall not do so where the trading in the Company’s Shares on the ASX is halted or suspended for one (1) Business Day only during the twenty (20) Business Days prior to the Closing Date.

15.11

Securities Registrar. The Company shall ensure that its securities registrar complies with the Securities Registrar Direction and shall give its securities registrar no instruction inconsistent with the Securities Registrar Direction. In the event that the Company’s securities registry relationship with its current securities registrar is terminated for any reason, the Company shall immediately appoint a new securities registrar and provide it with the Securities Registrar Direction.

15.11.A	Register of Tranches. The Investor shall, on behalf of the Company, as the Company’s attorney, maintain the Register of Tranches during the term of this Agreement.

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15.12

Prohibited Transactions. From the date of execution of this Agreement until the date that is thirty (30) calendar days after the date of termination of this Agreement the Company shall not effect, or enter into an agreement to effect, any Prohibited Transaction, including any transactions under the Fortrend Agreement.

15.13

Future Cleansing Statements. For as long as the Shares are listed on the ASX, notwithstanding any other provision of this Agreement, no later than on the Business Day immediately after the date of issuance of any Investor’s Shares and in any event no later than the lodgement of the Appendix 3B in respect of those Investor’s Shares the Company shall (a) issue a Cleansing Statement and (b) notify the Investor that it has issued such Cleansing Statement. The Company shall use its good faith best efforts to ensure that it is able to issue Cleansing Statements at all times while it remains liable under this Agreement to issue any Investor’s Shares. On each occasion on which the Company issues any Shares pursuant to an exercise of Options, the Company will immediately apply to the ASX for unconditional admission to trading of the Shares.

15.14	Listing Rule 7.1.

15.14.1

Where (a) the advance of a Tranche to the Company at a Closing would result in the Company breaching Listing Rule 7.1 as a result of the Company incurring the obligation to issue Tranche Repayment Shares as Repayment of that Tranche; or (b) the grant of Tranche Options on a Repayment would result in the Company breaching Listing Rule 7.1, and (subject to this Section 15.14.1) there is no relevant exception available in the Listing Rules, prior to such Closing or Repayment, the Company shall have obtained approval by the requisite majority of the shareholders of the Company for the purposes of Listing Rule 7.4 (the “Listing Rule Approval”), so that that Closing and/or Repayment (as applicable) may proceed without causing such breach of Listing Rule 7.1. Where the Company seeks the Listing Rule Approval, it shall also seek, to the extent allowable under the Listing Rules, approval under Listing Rule 7.3 for future Tranche advances and/or grants of Tranche Options.

15.14.2

Without limiting the requirements of Section 15.14.1 and notwithstanding anything contained in Section 10, where the Company has not obtained the Listing Rule Approval where required by Section 15.14.1, and there is no relevant exception available in the Listing Rules, the Company shall effect the Repayment of such Tranche in immediately available funds, at 110% of par of the amount of that Tranche.

15.14.3

Without limiting the requirements of Section 15.14.1 and notwithstanding anything contained in Section 10, where the Company has not obtained the Listing Rule Approval, and a grant of Tranche Options would result in the Company breaching Listing Rule 7. 1, and there is no relevant exception available in the Listing Rules, the Investor may, in its sole discretion, give notice of its election to receive the amount equal to (a) the number of

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Options that would result in the Company breaching Listing Rule 7.1, multiplied by (b) the difference between (i) the average of the VWAPs of the Shares for the five (5) Business Days immediately prior to, at the Investor’s election, the date of such notice (regardless of when it is given) or the Repayment Date on which, but for the Company’s inability to issue the Tranche Options, those Options would have been granted, and (ii) the Option Exercise Price of such Options (had they been issued); and the Company shall, within 3 Business Days of receipt of such notice, effect such payment in immediately available funds.

15.14.4

For the avoidance of doubt, in addition to the remedies set forth in this Section 15.14, the Investor may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by Law, including by suit in equity and/or by action at Law.

15.15

Takeover Limitation. Notwithstanding anything contained in Section 10, here an issuance of Repayment Shares would result in an acquisition of a relevant interest in the Shares which causes the voting power in the Company of the Investor or any its associates (as defined in the Corporations Act) to exceed 20% or to increase from a starting point that is above 20% and below 90%, and there is no relevant exception to the acquisition of the relevant Shares under the Corporations Act (a “Threshold Event”), the Company shall not effect such Repayment by way of issuance of Shares, and shall effect the Repayment in immediately available funds. Notwithstanding anything contained in Sections 2 and 10, where in the Investor’s reasonable opinion, an issuance of Repayment Shares would result in a Threshold Event, the Investor may terminate this Agreement, by written notice, effective as of the time immediately prior to the next Closing that would have occurred after the time of such notice but for such termination; provided that the Investor shall have paid the Company AU$225,000 in immediately available funds, within five (5) calendar days of the date of such notice.

15.16

Anti-Dilution Protection. Notwithstanding anything contained in Section 2, the Investor shall not lend the Company, and the Company shall not borrow from the Investor, in any one Tranche, an amount that is greater than the Market Capitalization Amount. Upon a written or verbal request of the Investor, the Company shall, within one Business Day, confirm verbally and in writing to the Investor the total number of its Shares outstanding as of the date of the request. The Company shall notify the ASX of all changes in its number of Shares outstanding on the date on which such changes are effected, and shall notify the Investor of such changes immediately thereafter, regardless of whether the Investor has requested such confirmation.

15.17

Investor’s Activity. Subject to the Corporations Act, the Investor may purchase and/or sell any securities, including any Investor’s Shares, at any time, and hold or not hold any securities, including any Investor’s Shares, for any term. The Company acknowledges and agrees that transactions in its securities by the Investor may impact the market prices of the Company’s publicly-traded

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securities, including during periods when the prices at which the Company may be required to issue Investor’s Shares are determined.

15.18

Set-Off. The Investor may set off any of its obligations to the Company (whether or not due for payment) (including, for clarity, its obligations set forth in Section 11), against any of the Company’s obligations to the Investor (whether or not due for payment) under this Agreement and/or any Transaction Document. The Investor may do anything necessary to effect any set-off hereunder (including varying the date for payment of any amount payable by the Investor to the Company).

15.19

Set-Off Exclusion. All payments which are required to be made by the Company to the Investor shall be made without: (a) any set-off, counterclaim or condition; or (b) any deduction or withholding for Tax or any other reason, unless a deduction or withholding is required by law; except as may otherwise be consented to by the Investor.

15.20	Extension of Advance.

15.20.1

Postponements Below the Floor Price. Notwithstanding anything contained in Section 2, if the lowest of the averages of the VWAPs per Share for any five (5) consecutive Business Days during the twenty (20) Business Days prior to a Repayment Date (the “Period”) is less than AU$0.04 (regardless of what such average was at any time prior to the Period), the Investor may elect, in its sole discretion, to postpone by twenty (20) Business Days (from the dates on which they would otherwise occur) such Repayment Date (and the Repayment that would otherwise be due on such Repayment Date) and the Closing that would otherwise immediately follow that Period (each, a “Postponement” and, collectively, “Postponements”). No Postponement shall affect any other Investor’s rights hereunder. For the avoidance of doubt, there is no limitation on the number of Postponements that the Investor may elect to undertake hereunder, except that the Investor may undertake a Postponement only once in relation to any one Tranche.

15.20.2

Company’s Periodic Postponements. The Company may elect, in its sole discretion, to postpone by thirty (30), sixty (60) or ninety (90) calendar days (from the dates on which they would otherwise occur) each of the fourteenth and the twenty-sixth Closing (each, an “Anniversary Postponement”), provided that the Company shall have given the Investor no less than thirty-five (35) calendar days’ written notice of an Anniversary Postponement and specified in such notice by how many days it elects to so postpone such Closing. Such notice shall be irrevocable. No Anniversary Postponement shall affect the timing or amount of the Company’s Repayments of the Tranches already advanced prior to such Anniversary Postponement, or any other Investor’s rights hereunder.

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15.20.3

Postponements in Lieu of Termination. (a) Notwithstanding anything contained in Section 2, if the VWAPs per Share are less than the Base Price in any two (2) Business Days during the Period (regardless of what such VWAPs were at any time prior thereto), the Investor may elect, in its sole discretion, to postpone by sixty (60) calendar days (from the dates on which it would otherwise occur) (the “Pause Period”) the Closing (the “Postponed Closing”) that would otherwise immediately follow that Period (each, a “Postponement in Lieu of Termination” and, collectively, “Postponements in Lieu of Termination”). No Postponement in Lieu of Termination shall affect the timing or amount of the Company’s Repayments of the Tranches already advanced prior to such Postponement in Lieu of Termination, or any other Investor’s rights hereunder. For the avoidance of doubt, there is no limitation on the number of Postponements in Lieu of Termination that the Investor may elect to undertake hereunder, except that the Investor may undertake a Postponement in Lieu of Termination only once in relation to any one Tranche. An Investor may undertake either a Postponement or a Postponement in Lieu of Termination, but not both, in relation to the same Tranche that otherwise qualifies for both.

(b)

If at any time during the Pause Period, each VWAP per Share in any ten (10) consecutive Business Day period is greater than the Base Price (the “First Renewal Prerequisite”), the Company may on twenty (20) Business Days’ written notice (the “Renewal Notice Period”), to be given no later than three (3) Business Days after the final date of the Pause Period, require the Investor to consummate the Postponed Closing; provided that the VWAPs per Share are greater than the Base Price on at least nineteen (19) out of the twenty (20) Business Days during the Renewal Notice Period (the “Second Renewal Prerequisite”). The foregoing notice shall be irrevocable. Where the First Renewal Prerequisite shall not have occurred during the Pause Period, or the Second Renewal Prerequisite shall not have occurred during the Renewal Notice Period, the Investor may, by written notice to the Company, effective immediately, terminate this Agreement.

15.21

Stamp Duties. Without limiting anything else in this Agreement, the Company indemnifies the Investor against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment, including any penalty, fine or interest, which the Investor pays, suffers, incurs, or is liable for, in connection with (including any administration costs of any Investor in connection with the matters referred to in the preceding part of this sentence, any legal costs and expenses and any professional consultants’ fees for any of the above on a full indemnity basis):

15.21.1

the stamping of, or any stamp duty payable on, any of the following: (a) this Agreement, (b) a Contemplated Transaction, or (c) any agreement or document entered into or signed under, or the performance or exercise of

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any right or obligation under, this Agreement or a Contemplated Transaction;

15.21.2

any enquiry by a Governmental Authority (including any stamp duty or state or territory revenue office) in connection with the assessment for stamp duty of the documents referred to in this clause 15.24 involving the Investor;

15.21.3

any litigation or administrative proceedings (including any objection made to a stamp duty or state or territory revenue office) taken against or involving the Investor in connection with the assessment for stamp duty of the documents or transactions referred to in this clause 15.24; and/or

15.21.4

any future, or any change in any present or future, stamp duty law or regulation or stamp duty or state or territory revenue office practice (with which, if not having the force of law, compliance is in accordance with the practice of responsible bankers and financial institutions in the jurisdiction concerned).

15.22

Conduct of Business. The Company shall, and shall cause all of its Subsidiaries to carry on and conduct its business and the business of each Subsidiary in a proper and efficient manner in accordance with good commercial practice; and ensure that while any amount of the Loan is outstanding the voting and other rights attached to the Shares (or any other securities of the Company) are not altered in a manner which, in the reasonable opinion of the Investor, is materially prejudicial to the Investor.

15.23	Miscellaneous Negative Covenants. The Company shall not, and shall cause all of its Subsidiaries not to, directly or indirectly, without the Investor’s written approval:

15.23.1

enter into, create, incur, assume or suffer to exist any indebtedness or Liens in excess of an aggregate amount of AU$5,000,000 on or with respect to any of its, or its Subsidiary’s, property or assets now owned or hereafter acquired, or any interest therein, or any income or profits therefrom, that is senior to or pari passu with, any the Investor’s rights hereunder;

15.23.2

dispose, in a single transaction, or in a series of transactions, of all or any part of its assets unless such disposal is (a) in the ordinary course of business, (b) for fair market value and (c) approved by the board of directors of the Company;

15.23.3	reduce its issued share capital or any uncalled liability in respect thereof, except by means of a purchase or redemption of the share capital, that is permitted under Australian law;

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15.23.4	change the nature of its business or the nature of the business of any Subsidiary;

15.23.5	make an application under section 411 of the Corporations Act;

15.23.6	transfer the jurisdiction of incorporation of the Company or any of its Subsidiaries; or

15.23.7	enter into any agreement with respect to any of the foregoing.

15.24

Use of Proceeds. The Company shall use the proceeds of the Loan for working capital purposes that are reasonable in light of the nature of the Company’s business as of the Execution Date, and not, among other things, for dividend payments, or the repayment or redemption of any indebtedness or obligations or interests held by any security holders.

16.	Taxes.

16.1

Without limiting anything else in this Agreement, if the Investor is required to pay any Tax to any Australian Governmental Authority (other than Excluded Tax) in respect of any payment it receives from the Company, the Company hereby indemnifies the Investor against that Tax, and the Company shall pay to the Investor the additional amount which the Investor reasonably determines to be necessary to ensure that the Investor receives, when due, a net amount (after payment of any Tax in respect of each additional amount, and taking into account any tax credit that the Investor would receive in connection with such Tax in the United States of America) that is equal to the full amount it would have received if a deduction or withholding or payment of that Tax had not been made.

16.2

Without limiting anything else in this Agreement, the Company (a) shall pay any Tax required to be paid to any Australian Governmental Authority (other than Excluded Tax) which is payable in respect of this Agreement or any Contemplated Transaction (including in respect of the execution, delivery, performance, release, discharge, amendment or enforcement of this Agreement or any Contemplated Transaction); (b) shall pay any fine, penalty or other cost in respect of a failure to pay any Tax as required by this Section 16; and (c) hereby indemnifies the Investor against any amount payable by it under this Section 16.

16.3

Without limiting anything else in this Agreement, if the Investor is or becomes liable to pay any GST in respect of any supply it makes, under, in accordance with, or pursuant to an enforcement of, this Agreement or any Contemplated Transaction, whether or not that supply is made to or for the benefit of the Company (“GST Liability”) then: (a) to the extent that an amount is payable by the Company to the Investor under this Agreement or in any Contemplated Transaction for that supply, that amount will be increased by the full amount of the GST Liability; and (b) otherwise, the Company hereby indemnifies the

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Investor for the full amount of the GST Liability and any interest or penalties in relation to that GST Liability.

16.4

Without limiting anything else in this Agreement, the Company shall pay all stamp, loan transaction, registration and similar Taxes, including fines and penalties, financial institutions duty and debits tax that may be payable to or required to be paid by any appropriate authority or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement or any Contemplated Transaction or any payment, receipt or other transaction contemplated by it. The Company hereby indemnifies the Investor against any loss or liability incurred or suffered by it as a result of the delay or failure by the Company to pay those Taxes.

16.5

Without limiting anything else in this Agreement, at all times on and from the date of this Agreement, the Company shall comply in all material respects with all applicable laws relating to Tax; and promptly file, or cause to be filed, all tax returns, business activity statements and other tax filings required under applicable Tax law.

17.

Default. If, in the Investor’s reasonable opinion, an Event of Default has occurred, or is or may be continuing, the Investor may investigate such purported Event of Default, the Company shall co-operate with the Investor in such investigation and comply with all reasonable requests made by the Investor of the Company in connection therewith, and the Company shall pay all reasonable costs in connection with such investigation. Any of the following shall constitute an Event of Default:

17.1

any of the representations, warranties, or covenants made by the Company or any of its agents, officers, directors, employees or representatives in any Transaction Document, Materials or public filing shall be inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, or any certificate or financial or other written statements furnished by or on behalf of the Company to the Investor, any of its representatives, or the Company’s shareholders, shall be inaccurate, false or misleading, in any material respect, as of the date of which it is made or deemed to be made, or on any Closing Date or any Repayment Date;

17.2	the Company or any Subsidiary of the Company shall be or shall become insolvent within the meaning of section 95A(2) of the Corporations Act;

17.3	a court shall be required by reason of section 459C(2) of the Corporations Act to presume that the Company or any Subsidiary is insolvent;

17.4	the Company or any Subsidiary shall fail to comply with a statutory demand (within the meaning of section 459F(1) of the Corporations Act);

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17.5	an administrator shall be appointed over all or any of the assets or undertaking of the Company or any Subsidiary or any step preliminary to the appointment to an administrator shall be taken;

17.6	a controller within the meaning of section 9 of the Corporations Act or similar officer shall be appointed to all or any of the assets or undertaking of the Company or any Subsidiary;

17.7

an application or order shall be made, proceedings shall be commenced, a resolution shall be passed or proposed in a notice of meeting, or an application to a court or other steps shall be taken (other than frivolous or vexatious applications, proceedings, notices or steps), for the winding up or dissolution of the Company or any Subsidiary, or for the Company or any Subsidiary to enter an arrangement, compromise or composition with, or assignment for the benefit of, its creditors, a class of them or any of them;

17.8

the Company or any of its Subsidiaries shall cease, suspend, or threaten to cease or suspend, the conduct of all or a substantial part of its business, or dispose of, or threaten to dispose of, a substantial part of its assets;

17.9	the Company or any of its Subsidiaries shall take action to reduce its capital or pass a resolution referred to in section 254N(1) of the Corporations Act;

17.10

the Company shall not comply with Section 15.13 (regardless of whether it is able to comply with Section 15.13); or, despite so complying, the Investor’s Shares the subject of the Cleansing Statement referred to in Section 15.13 shall not, in the Investor’s reasonable opinion, be able to be freely traded following their quotation on ASX without a prospectus required under Part 6D.2 of the Corporations Act;

17.11	any Investor’s Shares shall not be quoted on ASX by the Business Day immediately following the date of their issue;

17.12

a stop order, trading halt, suspension of trading, cessation of quotation, or removal of the Company or the Shares from the ASX Official List shall have been requested by the Company or imposed by ASIC, the ASX, or any other Governmental Authority or regulatory body with respect to public trading in the Shares on the ASX (except for any trading halt not exceeding two (2) Business Days or as agreed to by the Investor, which shall be terminated prior to the next Closing that would otherwise follow the date of such stop order, trading halt, suspension of trading, cessation of quotation, or removal);

17.13

trading in securities generally in Australia or the United States shall have been suspended or limited, minimum prices shall have been established on securities in Australia or the United States or on the ASX, a banking moratorium shall have been declared by the Australian, the United States or the New York State authorities, or there shall have occurred other national or international calamity of such magnitude in its effect on, or adverse change in, the United States or the

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Australian financial market which, in the reasonable judgment of the Investor, makes it impracticable or inadvisable for the Investor to effect a Closing or accept a Repayment by way of Shares;

17.14	any of the conditions set forth in Sections 7, 8 or 10.5 shall not have been timely fulfilled:

17.15	a Transaction Document or a Contemplated Transaction shall become, or is claimed by any person that is not the Investor or its Affiliate to be, wholly or partly void, voidable or unenforceable;

17.16

any person shall commence any action, claim, proceeding, suit, investigation, or action against any other person or otherwise assert any claim before any Governmental Authority, which seeks to restrain, challenge, deny, enjoin, limit, modify, delay or dispute the right of the Investor or the Company to enter into any Transaction Documents or undertake any of the Contemplated Transactions;

17.17

the Company shall deny the right of the Investor to receive any Investor’s Shares or Options, or otherwise dishonor or reject any action taken, or document delivered, in furtherance of the Investor’s rights to receive any Investor’s Shares or Options;

17.18	a Material Adverse Effect shall occur;

17.19

there shall exist a Law which, or an official or reasonable interpretation of which, in the Investor’s reasonable opinion, makes it, or is more likely than not to make it, illegal or impossible for the Investor or the Company to undertake any of the Contemplated Transactions or transactions of similar kind, in the manner set forth herein, or renders, or is more likely than not to render, consummation of any of the Contemplated Transactions in the manner set forth herein unenforceable, void, voidable or unlawful, or contrary to or inconsistent with any Law;

17.20

(a) a Law, a change in an interpretation or administration of a Law or a proposed Law introduced or proposed to be introduced into the Parliament of the Commonwealth of Australia, any State or Territory of Australia or the House of Representatives or Senate of the United States of America, (b) compliance by the Investor or any of its Affiliates with a Law or an interpretation or administration of a Law, or (c) a change in a Law or an interpretation or administration of a Law, shall, or shall be more likely than not to, in the reasonable opinion of the Investor, directly or indirectly, (i) vary the duties, obligations or liabilities of the Company or the Investor in connection with any Transaction Document or Contemplated Transactions so that the Investor’s rights, powers, benefits, remedies or economic burden are adversely affected (including by way of delay or postponement), (ii) otherwise adversely affect rights, powers, benefits, remedies or the economic burden of the Investor (including by way of delay or postponement), or (iii) otherwise make it impracticable for the Investor to undertake any of the Contemplated Transactions;

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17.21	the Company shall not provide to the Investor a copy of the Securities Registrar Direction or a securities registrar shall refuse to comply with such;

17.22

any consent, permit, approval, registration or waiver necessary or appropriate for the consummation of those Contemplated Transactions that remain to be consummated at the applicable time, shall not have been issued or received, or shall not be in full force and effect;

17.23	the transactions to be undertaken upon a Closing or at a Repayment would result in the Company breaching Listing Rule 7.1;

17.24	the Investor shall not have received all the deliveries required hereunder in connection with a Repayment or a Closing; or

17.25	the Company shall fail to perform, comply with, or observe, any other term, covenant, undertaking, obligation or agreement under any Transaction Document.

18.	Rights of the Investor upon Default.

18.1

Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Investor may (a) declare, by notice to the Company, effective immediately, all outstanding obligations payable by the Company under the Transaction Documents to be immediately due and payable in immediately available funds without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; and/or (b) terminate this Agreement, by notice to the Company, effective as of the date set forth in the Investor’s notice; provided that (i) an Event of Default set forth in Sections 17.10, 17.11, 17.14, 17.21, 17.22, 17.24 or 17.25 (each, “Remediable Event of Default A”), if capable of being remedied, shall have continued for a period of two (2) Business Days after the delivery to the Company of notice that it is in default thereunder, before the Investor may exercise its rights set out in clauses (a) and (b) of this sentence, and (ii) an Event of Default set forth in Sections 17.13 or 17.16 (each, “Remediable Event of Default B”), if capable of being remedied, shall have continued for a period of thirty (30) calendar days after the delivery to the Company of notice that it is in default thereunder, before the Investor may exercise its rights set out in clauses (a) and (b) of this sentence. The Investor shall have no obligation to accept a Repayment by way of Shares or consummate a Closing under this Agreement where a Remediable Event of Default has occurred, for as long as such Remediable Event of Default continues; and the Repayment Dates and the Closing Dates shall be deemed to be postponed accordingly, unless the Investor notifies the Company otherwise in writing. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Investor may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by Law, including by suit in equity and/or by action at Law.

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18.2

Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document, in addition to the rights of the Investor specified in Section 18.1, and notwithstanding the provisions of Section 3, upon an Event of Default occurring, the interest payable on the Loan shall be at a rate per annum of the interest rate prescribed for the purposes of Section 101 of the Civil Procedure Act 2005 (NSW) prevailing at the time of the Event of Default, which interest shall accrue from the earliest date of the Loan that remains outstanding and shall be compounded monthly; provided that the Event of Default shall not have been remedied as set forth in Section 18.1.

19.	Survival and Indemnification.

19.1	Survival.

19.1.1

The representations and the warranties contained in this Agreement shall survive the execution of this Agreement, each Closing, each Repayment and all Contemplated Transactions, and shall continue in full force and effect for a period of two years from the date of termination of this Agreement. The provisions of Sections 4, 10, 11, 14 – 16 and 18 - 20 shall survive, and continue in full force and effect, notwithstanding (a) the execution of this Agreement, (b) any Closing, Repayment or Contemplated Transaction occurring, and (c) the termination of this Agreement or another Transaction Document or any provision hereof or thereof.

19.1.2

Each indemnity set forth in this Agreement (a) is a continuing obligation, independent of the Company’s other obligations hereunder, (b) continues notwithstanding any termination hereof, (c) constitutes a liability of the Company separate and independent from any other liability hereunder and under any other agreement, and (d) shall survive, and continue in full force and effect, as set forth in Section 19.1.1. It shall not be necessary for the Investor or any other Indemnified Person to incur any expense or make any payment before enforcing any indemnity hereunder.

19.1.3

To the extent that any Repayments are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other person under any bankruptcy law, common law or equitable cause, then to such extent, the amount of the Loan satisfied by such Repayments shall be revived and continue as if such payment or proceeds had not been received; and the rights, powers and remedies under this Agreement and all Transaction Documents shall continue in full force and effect. In such event, each Transaction Document shall be deemed to be automatically reinstated and the Company shall take such action as may be reasonably requested by the Investor to effect such reinstatement.

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19.2

Indemnification. No Indemnified Person, as defined below, shall be liable to the Company, and the Company shall indemnify and hold harmless each of the Investor, SpringTree Global Investors, LLC, Affiliates of each of the foregoing, the respective directors, officers, members, shareholders, partners, employees, attorneys, agents and permitted successors and assigns of each of the foregoing (each, an “Indemnified Person” and, collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities, awards, demands and expenses, (including, without limitation, all judgments, amounts paid in settlements, reasonable solicitors’ fees and costs and attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim, proceeding, suit, investigation, or action by any Governmental Authority, pending or threatened, and the costs of enforcement thereof) (collectively, “Losses”), that arise out of, are based on, relate to, or are incurred in connection with, any of the following:

19.2.1	a breach or non-performance by the Company of its covenants under this Agreement;

19.2.2	a breach or an inaccuracy of any of the Company’s representations or warranties made in this Agreement;

19.2.3

(a) an untrue statement made in the Materials or the Company’s public filings of a material fact in relation to the Company or the Contemplated Transactions, or (b) any non-disclosure of any material fact, in relation to the Company or the Contemplated Transactions, or necessary to make the statements in the Materials or the Company’s public filings, in light of the circumstances under which they were made, not misleading; and

19.2.4

without limiting anything contained in this Section 19.2, the execution, delivery, performance or enforcement of any of the Transaction Documents or any of the Contemplated Transactions, or any other instruments, documents or agreements executed pursuant to, or in connection with, any of the foregoing;

provided, however, that the Company shall not indemnify any Indemnified Person from, or hold any Indemnified Person harmless against, any Losses that result from (i) such Indemnified Person’s breach of any representation or warranty contained in this Agreement, or (ii) such Indemnified Person’s fraud, gross negligence or willful default in performing its obligations under this Agreement. To the extent that the Company’s undertaking in this Section 19 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of all Losses that is permissible under applicable law.

20.	Miscellaneous.

20.1	Time of the Essence. With regard to all dates and time periods set forth or referred to in any Transaction Document, time shall be of the essence.

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20.2

No Partnership or Advisory or Fiduciary Relationship. Nothing herein shall be construed to create a partnership between the Parties, or a fiduciary or an advisory relationship between the Investor or any of its Affiliates and the Company.

20.3

Certificates. Each certificate or notice given by the Investor to the Company, including each certificate as to the occurrence of a Closing, shall be sufficient evidence of an amount or matter in connection with any Transaction Document or Contemplated Transaction, unless the content of such certificate or notice is proven to be incorrect.

20.4

Remedies. The rights and remedies of the Investor set forth in this Agreement and the other Transaction Documents are in addition to all other rights and remedies given to the Investor by law or otherwise.

20.5

Adjustments. Each time when a Security Structure Event occurs, the Floor Price, the Base Price, Conversion Price A and the Collateral Share Holding Number shall be reduced or, as the case may be, increased, in the same proportion as the issued capital of the Company is, as the case may be, consolidated, subdivided or cancelled. The intent of this Section 20.5 is to maintain the relative benefit and burden to the Investor and the Company of their respective economic bargains hereunder. When the Company becomes aware of a fact that may give rise to an adjustment of the Floor Price, the Base Price, Conversion Price A or the Collateral Share Holding Number hereunder, the Company shall promptly notify the Investor of the specifics of the fact that may give rise to such adjustment.

20.6	Termination. This Agreement may be terminated, without limiting the generality of Section 19.1:

20.6.1	by the mutual written consent of the Parties, at any time;

20.6.2

by either Party, by written notice to the other Party, effective immediately, if the First Closing shall not have occurred within 10 Business Days of the Execution Date, provided that the right to terminate this Agreement under this Section 20.6.2 shall not be available to any Party (a) that is in material breach of or default under this Agreement or, (b) in the case of purported termination under Section 20.6.2, whose failure to fulfill any obligation under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of the First Closing to occur;

20.6.3

by either Party, at any time after the date that is thirty (30) calendar days prior to the third anniversary of the Execution Date, by written notice to the other Party, effective (a) on the third anniversary of the Execution Date or, (b) if a Repayment is due to the Investor or its designee or nominee at any time after the time of such notice, effective immediately following such Repayment;

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20.6.4

where the Company has notified the Investor of its desire to make a Repayment by way of the Optional Cash Repayment, then by the Company, at no cost to the Company, by written notice to the Investor, to be given no later than four (4) Business Days prior to the Repayment Date of the Optional Cash Repayment, effective as of the time immediately prior to the next Closing that would have occurred after the time of such notice but for such termination;

20.6.5

by the Company, by written notice to the Investor, effective as of the time immediately prior to the next Closing that would have occurred after the time of such notice but for such termination; provided that the Company shall have paid the Investor or its designee or nominee AU$225,000 in immediately available funds, within the earlier of (a) five (5) calendar days of the date of such notice and (b) the time period between the date of such notice and the time immediately prior to the time as of which such Closing would have occurred but for such termination;

20.6.6	by the Investor, as set forth in Sections 15.15, 15.20.3, 18 or 20.18;

20.6.7

by the Investor, by written notice to the Company, effective as of the date stipulated (in the Investor’s sole discretion) by the Investor in such notice; provided that the Company shall have given notice to the Investor of its intention to undertake, shall have undertaken, or shall have become required to undertake, a Repayment in immediately available funds for any reason, including under Sections 10.3, 15.14 or 15.15 (and, for the avoidance of doubt, such right of termination shall not be deemed to have been waived in connection with subsequent Repayments in immediately available funds if not exercised in connection with any earlier Repayment in immediately available funds); or

20.6.8	by the Company, by written notice to the Investor, effective on its delivery to the Investor, provided that an Insolvency Event in relation to the Investor shall have occurred.

20.7

Effect of Termination. Each Party’s right of termination under Section 20.6 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. Nothing herein shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

20.8

Successors and Assigns. The rights and obligations of the Parties under this Agreement are personal and may not be assigned to any other person or assumed by any other person, except as expressly provided in this Section 20.8. Neither this Agreement nor any of the Company’s rights and obligations hereunder may be assigned by the Company without the prior written consent of the Investor. The

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Investor may assign this Agreement and/or any of its rights and/or obligations hereunder to any Affiliate of the Investor, any bank or financial institution, any successor entity in connection with a merger or consolidation of the Investor with another entity, and/or any acquirer of a substantial portion of the Investor’s business and/or assets, on 10 days’ prior written notice to the Company. Nothing in this Section 20.8 shall be deemed to prevent the Investor from assigning, transferring, encumbering or otherwise dealing with its rights under or in connection with the Investor’s Shares or Options without the consent of any person. The provisions of this Agreement shall inure to the benefit, and be binding upon the respective permitted successors and assigns, of the Parties.

20.9

Counterparts; Faxes. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Such counterparts may be delivered by one party to the other by facsimile or other electronic transmission, and such counterparts shall be valid for all purposes.

20.10

Headings and Sub-Headings; Variation of Terms. The headings and sub-headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, similar or plural, as the identity of the person or persons may require.

20.11

Notices. Except as otherwise specifically agreed, all notices and other communications made in connection with any Transaction Document shall be in writing and shall be delivered by a courier or another like service in person, or sent by facsimile transmission or by e-mail. When delivered by a courier or another like service in person in Australia, a notice shall be deemed given, or another communication shall be deemed received, (a) when delivered, if received during business hours in the place of delivery or (b) at 9 am on the Business Day immediately following the date of such delivery, if delivered outside of business hours in the place of delivery. When delivered by a courier or another like service in person outside of Australia, a notice shall be deemed given, or another communication shall be deemed received, (a) when delivered, if received during business hours in the place of delivery, or (b) at 9 am on the New York Business Day immediately following such date of delivery, if delivered outside of business hours in the place of delivery. When sent by facsimile transmission, a notice shall be deemed given, or another communication shall be deemed received, (a) at the time shown in the transmission report in connection with such transmission as the time that the whole facsimile transmission was sent (the “Facsimile Time”), if such time falls within business hours in the place of delivery, (b) at 9 am on the Business Day immediately following such date of transmission, if sent to an Australian facsimile number at a Facsimile Time that falls outside of business hours in the place of delivery, or (c) at 9 am on the New York Business Day immediately following such date of transmission, if sent to a number outside of Australia, at a Facsimile Time that falls outside of business hours in the place of delivery. When sent by e-mail transmission, a notice shall be deemed given, or

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another communication shall be deemed received, (a) at the E-mail Time, being two hours after the time at which such transmission was sent, if such time falls within business hours in the place of delivery, (b) at 9 am on the Business Day immediately following the date of the E-mail Time, if sent to the Company and the E-mail Time falls outside of business hours in the State of Victoria, or (c) at 9 am on the New York Business Day immediately following the date of the E-mail Time, if sent to the Investor and the Facsimile Time falls outside of business hours in the City of New York; unless the sender receives an automated message that the email has not been delivered. All notices and other communications hereunder shall be sent to the representatives of the party to be noticed at the addresses, facsimile numbers or e-mail addresses indicated respectively below, or at such other addresses, facsimile numbers or e-mail addresses as the Parties may from time to time by like notice hereafter specify:

If to the Company:

Attn: Chief Executive Officer

Prima Biomed Limited

Level 7 151 Macquarie Street

Sydney

NSW 2000

Australia

Facsimile: + 61 3 9822 7735

E-mail: martin.rogers@primabiomed.com.au

If to the Investor:

Attention: General Partner

c/o Abundance Partners, LP

SpringTree Global Opportunities Fund, LP

55 5th Ave, Suite 1802

New York, NY 10003

Facsimile: +1 212 208 3043

E-mail: jeaston@springtreegi.com

20.12

Additional Expenses. The Company shall reimburse the Investor upon demand for all reasonable out-of-pocket expenses incurred by the Investor in connection with any amendment, modification or waiver of this Agreement, including, without limitation, reimbursement of reasonable attorney or solicitor’s fees and disbursements.

20.13

Amendments and Waivers. Any term of this Agreement may be amended, supplemented or modified, only with the written consent of the Parties. Any obligation of either Party hereunder may be extended or waived only by an instrument in writing signed on behalf of the Party entitled to enforce the obligation. No waiver of any default with respect to any provision, condition or requirement of this Agreement (including an Event of Default) shall be deemed to

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be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder, including its right to a Postponement, in any manner impair the exercise of any such right.

20.14

Publicity; Confidentiality. The Company shall not, and shall cause its Affiliates and all persons acting on behalf of the Company and any of its Affiliates not to, issue any public release or announcement concerning this Agreement, its subject-matter or content, or the Contemplated Transactions, or disclose any information provided by the Investor (including the terms of any Transaction Documents) without the prior written consent of the Investor (which consent shall not be unreasonably withheld or delayed where the public release or announcement is proposed to be made pursuant to the Listing Rules), and no references to the Investor may be made by the Company without the Investor’s express consent. Without limiting the foregoing, the Investor shall have the right to review, approve and amend all press releases and public disclosure documents concerning the Investor, or any Transaction Documents or Contemplated Transactions, which are required to be issued by the Company under applicable securities laws and regulations and stock exchange rules. Following the execution of this Agreement, the Investor may place announcements on its corporate website and in financial and other newspapers and publications (including, without limitation, customary “tombstone” advertisements) describing its relationship with the Company hereunder and including therein the name and corporate logo of the Company.

20.15

Non-Public Information. The Company shall not, directly or indirectly, and shall cause its Affiliates and agents and representatives not to, at any time after the date of this Agreement, without the prior consent of the Investor, disclose material non-public information to an Indemnified Person. Where the Investor has consented to such disclosure, the Company shall identify all material non-public information as such, and provide the Investor with the opportunity to accept or refuse to accept such material non-public information.

20.16

Additional Notifications. The Company shall immediately notify the Investor immediately upon any Event of Default, or anything that is likely to detrimentally affect the ability of the Company to perform its obligations under this Agreement, occurring, or becoming, to the Company’s knowledge, likely to occur, and include the specifics of such Event of Default or other event in its notice. At the Investor’s request, the Company shall provide the Investor with a certificate signed by two of its directors or its Chief Executive Officer, which shall state whether an Event of Default has occurred and/or is continuing. The Company shall provide the Investor with documents provided by the Company to the ASX which are generally available to the public and documents provided by it to any Governmental Authority which are generally available to the public; immediately following the provision of such document thereto.

20.17	Severability; Supervening Legislation. Nothing in this Agreement shall be deemed to limit the indemnities set forth in Sections 15.21, 16 and 19. Every

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provision of this Agreement is intended to be severable, and any provision of this Agreement that is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability, without invalidating the remaining provisions hereof, but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable Law, and any such illegality, invalidity, prohibition or unenforceability in any jurisdiction shall not affect the legality, validity, permissibility or enforceability of the remainder of this Agreement in that jurisdiction, or invalidate or render illegal, invalid, prohibited or unenforceable, such or any other provision of this Agreement in any other jurisdiction. To the extent not prohibited by applicable law, the Parties hereby waive and exclude any provision of Law, current or future, which renders any provision hereof illegal, invalid, prohibited or unenforceable in any respect. The preceding two sentences of this Section 20.17 shall be of no force or effect to the extent that the consequence of enforcing the remainder of this Agreement without such illegal, invalid, prohibited or unenforceable provision of this Agreement would be to cause either Party to lose the material benefit of its economic bargain. To the extent not prohibited by applicable Law, the Parties hereby waive and exclude any provision of Law, current or future, which operates to vary (a) the duties, obligations or liabilities of the Company or the Investor in connection with any Transaction Document so that the Investor’s rights, powers, benefits, economic benefit, economic burden or remedies are adversely affected (including by way of delay or postponement), or (b) adversely, the Investor’s rights, powers, benefits, economic benefit, economic burden or remedies (including by way of delay or postponement).

20.18

Illegality; Impossibility. Without limiting the generality of the Investor’s rights set out elsewhere in this Agreement in connection with the Event of Default set forth in Section 17.19, if in the reasonable opinion of the Investor, at any time there exists a Law which, or an official or reasonable interpretation of which, makes it, or may make it, illegal or impossible in practice for the Investor to undertake any of the Contemplated Transactions or render any of the Contemplated Transactions unenforceable, void or voidable, the Investor may, by giving a notice to the Company, suspend or cancel some or all of its obligations under this Agreement, or terminate this Agreement, as indicated in such notice. Such suspension or cancellation (but not such termination) shall apply only to the extent necessary to avoid such illegality or impossibility.

20.19

Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the instruments referenced in this Agreement, supersedes all prior agreements, understandings, negotiations and discussions, both oral and written, between the Parties, their Affiliates and persons acting on their behalf with respect to the subject matter hereof and constitutes the entire agreement among the Parties with respect to the subject matter hereof. Except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to the subject matter hereof.

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20.20	GOVERNING LAW; SUBMISSION TO JURISDICTION.

20.20.1

THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF NEW SOUTH WALES WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH PARTY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF COURTS EXERCISING JURISDICTION IN NEW SOUTH WALES, AND WAIVES ANY RIGHT TO CLAIM THAT THOSE COURTS ARE AN INCONVENIENT FORUM.

20.20.2

EACH PARTY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF (I) ANY DISPUTE, SUIT, ACTION, PROCEEDING OR JUDGMENT BASED ON, ARISING OUT OF, IN CONNECTION WITH, WITH RESPECT TO, OR RELATING TO THIS AGREEMENT, ANY OF THE TRANSACTION DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS, AND (II) ENFORCEMENT OF ANY AWARD ISSUED HEREUNDER OR THEREUNDER; AND (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT. SERVICE OF PROCESS IN CONNECTION WITH ANY SUCH DISPUTE, SUIT, ACTION, PROCEEDING OR JUDGMENT MAY BE SERVED ON EACH PARTY ANYWHERE IN THE WORLD BY THE SAME METHODS AS ARE SPECIFIED FOR THE GIVING OF NOTICES UNDER THIS AGREEMENT. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH DISPUTE, SUIT, ACTION, PROCEEDING OR JUDGMENT AND TO THE LAYING OF VENUE IN SUCH COURT. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH DISPUTE, SUIT, ACTION, PROCEEDING OR JUDGMENT BROUGHT IN SUCH COURTS, AND KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, PROCEEDING OR JUDGMENT BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM OR AN IMPROPER VENUE. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY

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BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

20.21

WAIVER OF JURY TRIAL. EACH PARTY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY CLAIM, CAUSE OF ACTION OR LITIGATION BASED ON, ARISING OUT OF, IN CONNECTION WITH, WITH RESPECT TO, OR RELATING TO, THIS AGREEMENT, ANY OF THE TRANSACTION DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE), AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. EACH PARTY HERETO (A) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

20.22

No Third-Party Beneficiaries. Except as otherwise set forth in Section 19, the Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns only, and shall not benefit or create any right, obligation to, or cause of action in or on behalf of, any other person, and no other person may enforce any provision hereof.

20.23

Rescission and Withdrawal Right. Whenever the Investor exercises a right, election, demand or option under this Agreement, and the Company does not timely perform its related obligations within the periods therein provided, then the Investor may rescind or withdraw, in its sole discretion, upon written notice to the Company, the relevant notice, demand or election in whole or in part, without prejudice to its future actions and rights.

20.24	Legal Costs. Except as provided in Section 4.1, each Party shall bear its own legal costs in connection with the preparation of this Agreement.

20.25

Payments under this Agreement. Any payment to be made pursuant to the terms of this Agreement shall be made by telegraphic transfer of cleared funds, except as expressly stated herein or unless the Parties agree otherwise.

20.26	Interpretation.

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20.26.1	Each reference to the word “including” herein shall be deemed to be followed by the words “, but not limited to,”.

20.26.2

As used in this Agreement, references to the Recitals, Sections, Disclosure Schedules and the Exhibits are references, respectively, to the Recitals of, Sections of, Disclosure Schedules to, and the Exhibits to, this Agreement unless otherwise indicated.

20.26.3	The Disclosure Schedules and the Exhibits identified in this Agreement are incorporated herein by reference and made a part of this Agreement.

20.26.4	This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement or caused their duly authorized directors or officers to execute this Agreement as of the date first above written.

The Company:	Prima Biomed Limited

	By:	/s/ Martin Rogers

	Name:	Martin Rogers

	Title:	Executive Director

	By:	/s/ Ata Gokyildirim

	Name:	Ata Gokyildirim

	Title:	Chairman

Prima BioMed Ltd – Signature Page to Convertible Loan Agreement

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The Investor:

	By:	SpringTree Opportunities Fund, LP
		By:	SpringTree Global Investors, LLC
		Title:	General Partner
			By:	/s/ Vladimir Efros
			Name:	Vladimir Efros
			Title:	Manager and Managing Director

SpringTree Special Opportunities Fund, LP – Signature Page to Convertible Loan Agreement.

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Schedule 12.3

PRIMA BIOMED LTD

CAPITAL STRUCTURE
Code Type Exercise price Expiry Date	PRR Ordinary Shares n/a n/a	PRRO Listed Options $0.020 31-Dec-11	PRRAE Unlisted Options $0.125 31- Dec-09	PRRAK Unlisted Options $0.200 06- Aug-10	Tba Unlisted Options $0.000 30- Sep-09
Currently on Issue
Securities on issue per 30 Jun 09 Appendix 3B	420,574,941	164,398,302	2,000,000	300,000
PRRO options exercised 17 Jul 09	1,000,000	(1,000,000)	0	0
Securities on issue as at 17 Jul 09 (Appendix 3B will be lodged by 30 July 09)	421,574,941	163,398,302	2,000,000	300,000

Proposed Issues
PRRO options chq banked 17 Jul 09 today to be exercised when funds clear(3 work days)	2,000,000	(2,000,000)
Options to be issued to directors per 5 Aug 09 adjourned General Meeting					38,500,000
Shares to be issued by 17 Jan 10 per convertible loan agreement with Lucy Turnbull	4,807,693

TOTAL	428,382,634	161,398,302	2,000,000	300,000	38,500,000

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Schedule 12.10

The Company is in dispute with Odyssey Corporate Pty Ltd for $8,903 unpaid rental bond to the Company.

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Schedule 12.11

N.A.

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Exhibit A – Option Exercise Form

To Prima Biomed Limited:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by                      options granted to the undersigned pursuant to the Convertible Loan Agreement dated July     , 2009, between Prima Biomed Limited and the Investor, as defined therein (the “Agreement” and the “Options”) for, and to purchase thereunder,                      ordinary shares in Prima Biomed Limited (the “Shares to Be Issued”), provided for therein, and requests that the above number of the Shares to Be Issued be entered onto Prima Biomed Limited’s share register against the undersigned’s name and Electronically Delivered, as defined in the Agreement, to the undersigned, and hereby tenders                      in payment of the exercise price for the exercise of the Options determined in accordance with the Agreement.

All capitalized terms herein are as defined in the Agreement, unless otherwise defined herein.

Name

Address

Dated:             ,

A-1

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Exhibit B – Board Resolutions Form

Prima Biomed Limited

(ACN 009 237 889)

Minutes of a circulating resolution of the Directors

1.	Documents

The Company proposes to enter into an agreement between Prima Biomed Limited (the “Company”) and SpringTree Global Opportunities Fund, LP on or about 18 July 2009 (the “Agreement”).

2.	Approval of Transaction

The directors acknowledge the accuracy of the Company’s representations and warranties contained in the Agreement and note that:

2.1	the entry into the transactions evidenced by the Agreement is:

(a)	in the best interests of the Company and for its commercial benefit; and

(b)	in accordance with the constitution of the Company;

2.2

at the time of deciding to commit the Company to the Agreement, the Company is solvent and there are reasonable grounds to expect that if the Company executes the Agreement the Company would continue to be able to pay all its debts as they become due; and

2.3	the Company’s execution of the Agreement and the carrying out of the transactions contemplated therein would not cause the Company to contravene:

(a)	Section 260A of the Corporations Act (relating to the provision by the Company of financial assistance for acquiring the Company’s shares);

(b)	Chapter 2E of the Corporations Act (relating to the provision of financial benefits to related parties of a public company); or

(c)	any provision of the Corporations Act or of any other statute by which the Company is bound.

Resolved that:

The Agreement, the transactions contemplated in the Agreement and the Transaction Documents (as defined in the Agreement) (the Agreement and the Transaction Documents together the Documents) are each approved.

EXECUTION COPY

3.	Approval of Execution

Resolved that:

The Company execute and deliver the Agreement in a form and with any changes (whether or not material and whether or not involving changes to the parties) as any director or secretary of the Company who executes the Agreement may, as conclusively evidenced by his or her execution, approve.

4.	Authorised Officers

Resolved:

that the following persons:

Phillip Hains, Robert Kliene, Martin Rogers, Ata Gokyildirim and Richard Hammel be severally authorised to execute and deliver for and on behalf of the Company all documents, notices, instruments, certificates and communications necessary or desirable to be executed and delivered by and on behalf of the Company under and in accordance with the Documents.

5.	Further Assurances

Resolved:

Each director, secretary and Authorised Officer (appointed pursuant to resolution 4) of the Company be severally authorised to do any act, matter or thing and to execute and deliver any other document as he or she may deem necessary, advisable or incidental in connection with the preceding resolutions or any Document and to perform the obligations of the Company under the Documents.

6.	Statement

The directors of the Company are in favour of the resolutions set out in this document.

Signed by the directors

Signature

/s/ Martin Rogers
Print Name: Martin Rogers

Dated: 18/7/09

EXECUTION COPY

Signature

/s/ Ata Gokyildirim
Print Name: Ata Gokyildirim

Dated: 18/7/09

Signature

/s/ Richard Hammel
Print Name: Richard Hammel

Dated: 18/7/09

EXECUTION COPY

Exhibit C – Form of CEO Certificate

To: SpringTree Special Opportunities Fund, LP

55 5th Ave, Suite 1802

New York, NY 10003

Attention: Vladimir Efros

SpringTree Global Investors, LLC

Date: [Execution Date]

The undersigned certifies, on behalf of Prima Biomed Ltd (the “Company”) that, as at the date of this certificate, the Company:

(a)

has performed or complied in all material respects with all agreements and covenants required, prior to the First Closing, to be performed or complied with by the agreement between the Company and SpringTree Global Opportunities Fund, LP dated as of the date hereof (the “Agreement”); and

(b)	all conditions to the First Closing have been satisfied.

For the purposes of this certificate, “First Closing” has the meaning given in the Agreement.

Signed for and on behalf of Prima Biomed Limited:

/s/ Martin Rogers
Signature Martin Rogers

Name

Position
Chief Executive Officer

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EXECUTION COPY

Exhibit D – Form of Securities Registrar Direction

[*] 2009

REGISTRIES LIMITED

LVL 7,207 KENT ST

SYDNEY,NSW,

AUSTRALIA, 2000

Dear Sir

Direction

Prima Biomed Limited (“Company”) unconditionally and irrevocably directs Registries Limited, as its securities registrar to:

1. allot and issue ordinary shares in the Company (“Shares”) to SpringTree Global Opportunities Fund, LP (the “Investor”) or at the direction of the Investor or its attorney, in such number and as when directed by the Investor or its attorney; and

2. register in the Company’s Share register the Shares so issued and allotted in the Investor’s name or the name of the person designated by the Investor or its attorney.

Mr. Vladimir Efros and Mr. Jeffrey Easton have each been individually appointed as attorneys of the Investor to direct Registries Limited as contemplated in paragraphs 1 and 2.

Further attorneys may be notified to you from time to time.

Yours sincerely

/s/ Martin Rogers	/s/ Ata Gokyildirim

Martin Rogers	Ata Gokyildirim
Executive Director	Chairman

Prima Biomed Limited	Prima Biomed Limited

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EXECUTION COPY

Exhibit E – Form of Flow of Funds Request

FLOW OF FUNDS REQUEST

Prima Biomed Ltd – Convertible Loan Agreement – First Closing

In connection with that certain Convertible Loan Agreement, to be dated July 20, 2009 (the “Agreement”), by and among Prima Biomed Limited (the “Company”) and SpringTree Special Opportunities Fund, LP (the “Investor”), the Company hereby irrevocably authorizes the Investor to distribute such funds as set forth below, in the manner set forth below, at the aforementioned Closing. Capitalized terms used but not otherwise defined herein shall have the meaning given such term in the Agreement.

Item	Amount
Tranche number 1	AU$	500,000
Less:
Legal costs [applicable to the First Closing only]	(AU$	10,000)

Commencement Fee [applicable to the First Closing only]	(AU$	476,850)

Maintenance Fee [applicable to the Second Closing, Third Closing and ten Subsequent Closings only]		(N/A	)

Other set-offs, if applicable		(N/A	)

Total	AU$	13,150

Please kindly transfer the net amount of AU$13,150, due at the Closing, to the following bank account:

Name:	McCabe Terrill Lawyers Pty Ltd Trust Account
BSB:	082-080
Account #:	866 629 141

Bank:	National Australia Bank
Address:	680 George Street,
Sydney, NSW 2000
AUSTRALIA
Swift Code:	NATAAU3302S
for distribution to us by our solicitors at the Closing.

Yours sincerely,

Prima Biomed Ltd

By:	/s/ Martin Rogers
Martin Rogers
Chief Executive Officer

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